INDENTURE OF MORTGAGE



                               -------------



                     THE LINCOLN TELEPHONE AND TELEGRAPH
                                 COMPANY

                                    TO

                       HARRIS TRUST AND SAVINGS BANK
                                 TRUSTEE


                               --------------





                        DATED AS OF JANUARY 1, 1946























This Indenture.  for  convenience  dated   as   of   the first  day  of
January,  1946, by  and   between   THE LINCOLN TELEPHONE AND TELEGRAPH
COMPANY, a   corporation   duly   organized   and  existing   under and by
virtue  of the  laws  of  the  State  of  Delaware,   hereinafter   sometimes
termed   the   "Company,"   party  of  the   first   part,   and   HARRIS
TRUST   AND   SAVINGS   BANK,  a   corporation   duly   organized    and
existing under and by virtue  of  the  laws  of  the  State   of Illinois and
having its principal office in the City  of   Chicago,  in  said  State,
hereinafter  sometimes   termed   the  "Trustee," party of the second part,

WITNESSETH:

     WHEREAS, the Company is  duly   authorized   to   own   and operate
telephone plants, properties and systems, and has power to borrow money and give its obligations therefor, and to secure the payment of such obligations by mortgage of and upon its properties, rights, privileges and franchises now owned or hereafter acquired;

     WHEREAS,  the  Company  desires  to   provide   means   where with to
pay  indebtedness  and  wherewith  to  acquire  plants, properties  and
systems  and   to   make   physical   property additions  thereto,  and
means  wherewith   underlying bonds and bonds issued hereunder may be
refunded;

     WHEREAS, the bonds to be issued under this indenture are to be issued in series designated by successive letters of the alphabet or other suitable means, the initial series being designated First 2 3/4% Bonds, Series A, the bonds of each series to be issued in coupon form with interest coupons thereto attached and/or in fully registered form without coupons;

     WHEREAS, the general provisions of all bonds to be issued under this indenture, and the special provisions of the bonds of Series A, are hereinafter set out, and the bonds of each series subsequent to Series
A are to bear such date, mature on such date or dates, to bear interest at such rate and payable at such times, and are to contain or enjoy or be subject to such provisions in respect of medium of payment, taxes, redemption, sinking fund, conversion and other characteristics not inconsistent with the terms of this indenture, as shall be determined for each series by the board of directors of the Company prior to the authentication of any bonds of such series, and as shall be
expressed   in the bonds of each particular  series  or  in  an  indenture
supplemental  hereto  made  and  executed  pursuant  to   the   terms of this
indenture;

     WHEREAS, the  coupon  bonds  of  Series  A  and  the  coupons
appertaining to such bonds  and  the  fully  registered  bonds   without
coupons of Series  A  and  the  Trustee's  certificate   to be endorsed on
all bonds are to  be  substantially  in  the   following forms, to wit:


                      (Form of coupon bond of Series A)
                     THE LINCOLN TELEPHONE AND TELEGRAPH
                                 COMPANY
                    First Mortgage 2 3/4% Bond, Series A
                           Due January 1, 1976
Number M - .............                                            $1,000

     THE LINCOLN TELEPHONE AND TELEGRAPH COMPANY (hereinafter  called   the
 "Company"),   a   corporation organized and existing under and by  virtue
of the laws of the State of Delaware, for value received, acknowledges itself indebted and hereby promises to pay to the bearer hereof, or, if this bond be registered as to principal as hereinafter provided, to
the  registered owner hereof, on  the first day   of  January,  1976, one
thousand dollars ($1,000), and to pay interest thereon from the date hereof at the rate of two and three-fourths per cent (2 3/4%) per annum until the said principal sum shall have become due and payable, and thereafter at the highest rate borne by any bonds at the time outstanding under the indenture herein, after mentioned, payable semi-annually on the first day of January and of July in each year, but until maturity hereof only upon the presentation and surrender of the interest coupons hereto appertaining as they severally mature.

   The principal of and interest on this bond are payable in any coin or currency of the United States of America which at the time of payment is
legal tender for public and private debts, at  the  office of Harris    Trust
and Savings Bank, in the City of  Chicago and   State of Illinois, or, at the
option of the bearer hereof,   at the principal office of Bankers Trust
Company, in   the  Borough of Manhattan, City and  State  of  New    York.



   This bond is one of a series of bonds designated First Mortgage 2 3/4% Bonds, Series A. The bonds of the said series are part of an issue of bonds of the Company authorized, without limit as to aggregate principal amount issued or outstanding, issued and to be issued under and pursuant of and secured by an indenture of mortgage dated as of January 1, 1946 (herein
referred to as the "indenture"), duly executed    and delivered by the
Company to Harris Trust  and    Savings Bank, as Trustee, to which indenture,
including all indentures supplemental thereto, reference is    hereby made
for a description of the property rights    and franchises thereby mortgaged,
the nature and extent of the security, the rights of the holders of the said bonds in respect of such security and the rights and immunities of the Trustee. Such bonds are issuable in successive series which may vary as to
date, date   of  maturity, rate of interest, medium of payment, and   in
other respects as in the said indenture provided.

    Upon at least thirty (30) days' notice given as provided in the indenture, this bond is subject to redemption at any time prior to maturity,
at the option of   the Company, upon payment of  the  principal  amount
hereof, interest accrued hereon to the date of such   redemption, and a
premium of three and one-half per   cent (3 1/2%) of such principal amount,
less one-fourth   of one per cent (1/4%) of such principal amount for each
twenty-four  (24)  months  elapsed  from  January  1,   1946, to the

redemption date; and without premium if   such redemption be effected after
December 31, 1973.

    In case an event of default as defined in the indenture shall occur, the
principal of this bond may become   or be declared due and payable at the
time or times, and in the manner and with the effect provided in the indenture.

     This bond shall pass by delivery unless it be registered as to principal in the name of the owner on the books of the Company, at the office of the Trustee, in the City of Chicago and State of Illinois, such registration being noted hereon as provided in the indenture. After such registration no transfer hereof shall be valid unless made on such books by the registered owner hereof in person or by attorney duly authorized in writing and similarly noted hereon, but this bond may be, discharged from registration by transfer in like manner to bearer and thereupon transferability by delivery shall be restored and it may again from time to time be registered or transferred to bear as before. Such registration, however, shall not affect the negotiability of the coupons hereto appertaining which shall continue to
be payable to bearer and   transferable by delivery, and the  payment thereof
to   bearer shall fully discharge the Company in respect of the interest
therein mentioned.  Coupon bonds  and   registered bonds without coupons of
Series A are interchangeable to the extent, in the manner and upon   the
conditions prescribed in the indenture.

     When proposed by  the  Company  and  to the  extent   permitted by and
as provided in the indenture, the rights and obligations of the Company and of the holders of the bonds and coupons issued thereunder and the provisions of the indenture, or of any indenture supplemental thereto, may be modified in certain respects with the assent and authorization in writing, given as in the indenture provided, of the holders of seventy-five per cent (75%) in principal amount of the bonds then outstanding under the indenture (exclusive of bonds disqualified by reason of the Company's interest therein), including, if more than one series of bonds shall be at the time outstanding, not less than seventy-five per cent (75%) in principal amount of each series affected; provided, however, that no such modification shall be made without the written approval or consent of the holder hereof which will (a) extend the maturity of this bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on redemption hereof, or (b) deprive the holder hereof of the benefit of the lien of the indenture for the security hereof, or (c) reduce the percentage of the principal amount of the bonds upon the approval or consent of the holders of which modifications may be made as aforesaid.

     No recourse shall be had for the payment of the principal of or the interest on this bond or of any claim based hereon or in respect hereof or of the indenture against any incorporator, stockholder, officer or director as such of the Company, or of any corporation successor to it, either directly or through any receiver or trustee, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty, or otherwise, all such liability being by the acceptance hereof expressly released.

     Neither this bond nor any coupon hereto appertaining shall become valid or obligatory for any purpose until this bond shall have been authenticated by the execution of the certificate hereon endorsed by Harris Trust and Savings Bank, Trustee under the indenture, or its successor in the said trust.

     IN WITNESS WHEREOF, The Lincoln Telephone and Telegraph Company has caused these presents to be signed in its name by its President or by one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or by one of its Assistant Secretaries, and coupons for the said interest bearing the facsimile signature of its Treasurer or Assistant Treasurer to the attached hereto, and this bond to be dated as of the first day of January, A. D. 1946.

     THE LINCOLN TELEPHONE AND TELEGRAPH
                                                     COMPANY,

                                       By..................................
                                                                 President.

Attested:
..............................
                    Secretary.

     (Form of Series A interest coupon)

Number....................                                         $13.75

     On the first day of ................................19..... The Lincoln
Telephone and Telegraph Company will (unless the bond hereinafter mentioned shall have been called for previous redemption) pay to bearer, at the office of Harris Trust and Savings Bank, in the City of Chicago and State of Illinois, or, at the option of the bearer hereof, at the principal office of Bankers Trust Company, in the Borough of Manhattan, City and State of New York, upon surrender of this coupon, thirteen and 75/100 dollars ($13.75) in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, being semi-annual interest then due on its First Mortgage 2 3/4% Bond, Series A, Number
M - ............

                                               .........................
                                                                Treasurer












                       (Form of registered bond without
                            coupons of Series A)

                    THE LINCOLN TELEPHONE AND TELEGRAPH
                                 COMPANY.

                   First Mortgage 2 3/4% Bond, Series A,
                            Due January 1, 1976.

Number....................                                $.................

 THE LINCOLN TELEPHONE AND TELEGRAPH COMPANY (hereinafter called the "Company"), a corporation organized and existing under and by virtue of the laws of the State of Delaware, for value received, acknowledges itself indebted and hereby promises  to pay to.....................................
or registered assigns, on the first day of January, 1976 . ........
............................ dollars ($.......... and to pay interest thereon from the date hereof at the rate of two and three-fourths per cent (2 3/4%) per annum until the said principal sum shall have become due and payable, and thereafter at the highest rate borne by any bonds at the time outstanding under the indenture hereinafter mentioned, payable semi-annually on the first day of January and of July in each year.

     The principal of and interest on this bond are payable in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, at the office of Harris Trust and Savings Bank, in the City, of Chicago and State of Illinois, or, at the option of the registered owner hereof, at the principal office of Bankers Trust Company, in the Borough of Manhattan, City and State of New York.

     This bond is one of a series of bonds designated First Mortgage 2 3/4% Bonds, Series, A. The bonds of the said series are part of an issue of bonds of the Company authorized, without limit as to aggregate principal amount issued or outstanding, issued and to be issued under and pursuant to and secured by an indenture of mortgage dated as of January 1, 1946 (herein referred to as the "indenture"), duly executed and delivered by the Company to Harris Trust and Savings Bank, as Trustee, to which indenture, including all indentures supplemental thereto, reference is hereby made for a description of the property, rights and franchises thereby mortgaged, the nature and extent of the security, the rights of the holders of the said bonds in respect of such security and the rights and immunities of the Trustee. Such bonds are issuable in successive series which may vary as to date, date of maturity, rate of interest, medium of payment, and in other respects as in the said indenture provided.

     Upon at least thirty (30) days' notice given as provided in the indenture, this bond is subject to redemption at any time prior to maturity, at the option of the Company, upon payment of the principal amount hereof, interest accrued hereon to the date of such redemption, and a premium of three and one-half per cent (3 1/2%) of such principal amount, less one-fourth of one per cent (1/4%) of such principal amount for each twenty-four (24) months elapsed from January 1, 1946, to the redemption date; and without premium if such redemption be effected after December 31, 1973.

     In case an event of default as defined in the indenture shall occur, the principal of this bond may become or be declared due and payable at the time or times and in the manner and with the effect provided in the indenture.

     This bond is transferable by the registered owner hereof, in person or by attorney duly authorized in writing, at the office of the Trustee, in the City of Chicago and State of Illinois, upon surrender and cancellation of this bond, and thereupon a new registered bond or bonds without coupons of the same aggregate principal amount in authorized denominations of the same series will be issued to the transferee or transferees in exchange herefor. Registered bonds without coupons and coupon bonds of Series A are interchangeable to the extent, in the manner and upon the conditions prescribed in the indenture.

     When proposed by the Company and to the extent permitted by and as provided in the indenture, the rights arid obligations of the Company and of the holders of the bonds and coupons issued thereunder and the provisions of the indenture, or of any indenture supplemental thereto, may be modified in certain respects with the assent and authorization in writing, given as in the indenture provided, of the holders of seventy-five per cent (75%) in principal amount of the bonds then outstanding under the indenture (exclusive of bonds disqualified by reason of the Company's interest therein), including, if more than one series of bonds shall be at the time outstanding, not less than seventy-five per cent (75%) in principal amount of each series affected; provided, however, that no such modification shall be made without the written approval or consent of the holder hereof which will (a) extend the Maturity of this bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable, on redemption hereof, or (b) deprive the holder hereof of the benefit of the lien of the indenture for the security hereof, or (c) reduce the percentage of the principal amount of the bonds upon the approval or consent of the holders of which modifications may be aforesaid.

     No recourse shall be had for the payment of the principal of or the interest on this bond or of any claim based hereon or in respect hereof or of the indenture against any incorporator, stockholder, officer or director as such of the Company, or of any corporation successor to it, either directly or through any receiver or trustee, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty, or otherwise, all such liability being by the acceptance hereof expressly released.

      This bond shall not become valid or obligatory for any purpose until it shall have been authenticated by the execution of the certificate hereon endorsed by Harris Trust and Savings Bank, Trustee under the indenture, or its successor in said trust.








     IN WITNESS WHEREOF, THE LINCOLN TELEPHONE AND TELEGRAPH COMPANY has caused these presents to be signed in its name by its President or by one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or by one of its Assistant Secretaries.

Dated.............................
                                        THE LINCOLN TELEPHONE AND TELEGRAPH
                                            COMPANY,
                                         By.................................
                                                                 President.
Attested:
.........................................
                             Secretary

                   (Form of Trustee's certificate on all bonds.)

  This bond is one of the bonds, of the series designated therein, described in the within mentioned indenture.

                         HARRIS TRUST AND SAVINGS BANK,
                                                                   Trustee.

                                          By...............................
                                                        Authorized officer.

     WHEREAS, to secure the payment of the principal of and interest on all such bonds so to be issued, equally and ratably, without preference, priority or distinction as to participation in the lien, benefit and protection hereof of any one bond over or from another, irrespective of the varying and distinct provisions and maturities of the several series of such bonds, except as herein otherwise provided, the holders of a sufficient majority of the outstanding shares of capital stock entitled to vote of the Company and the board of directors of the Company, at meetings duly called and held, did respectively duly resolve and determine that an indenture of mortgage of and upon all the real and personal property, rights, privileges and franchises of the Company (except as otherwise herein expressly provided), whether now owned or hereafter acquired, substantially in the form of this indenture and containing in substance all of the covenants, conditions and provisions herein contained, should be executed in the name and on behalf of the Company by its president or one of its vice presidents under its corporate seal, attested by its secretary or one of its assistant secretaries, and delivered to the Trustee herein mentioned; and

     WHEREAS, all acts, conditions and things necessary to make such bonds, when executed by the Company and authenticated by the Trustee as in this indenture provided, the valid, legal and binding obligations of the Company, and this indenture a valid mortgage of and upon the real and personal property, rights, privileges and franchises herein described and/or intended to be subjected to the lien and charge hereof to secure the payment of such bonds, have happened and have been done and performed, and the execution and delivery of this indenture have been in all respects duly authorized.


     NOW, THEREFORE, in order to secure the payment of the principal of and interest on all bonds issued under this indenture according to their tenor and effect and the terms of this indenture, and to secure the performance of the covenants and obligations herein contained, and in consideration of the acceptance by the Trustee of the trusts hereby created, of the purchase and acceptance of such bonds by the holders thereof, and of one dollar ($1) in hand paid by the Trustee to the Company upon the execution and delivery of this indenture the receipt whereof is hereby acknowledged, the Company has granted, bargained, sold, warranted, conveyed, transferred, mortgaged, pledged and assigned, and by these presents does grant, bargain, sell, warrant, convey, transfer, mortgage, pledge, and assign unto the Trustee and its successors in the said trust, subject to the terms of this indenture, all and singular the properties, rights, privileges, franchises and interests of every kind of the Company, whether now owned or hereafter acquired (except as herein otherwise expressly provided), including particularly the following, but reference to or enumeration of any particular kind, class or item of property of the Company shall not be deemed to exclude from the operation of this indenture any kind, class or item not so referred to or enumerated:


                                SUBDIVISION 1.

     All and singular the telephone systems and properties of the Company located in and connecting and serving the following municipalities and territory adjacent thereto in the State of Nebraska: Hansen, Hastings, Juniata and Prosser, in Adams County; Bellwood, Brainard, Bruno, David City, Dwight, Garrison, Octavia, Rising City and Surprise, in Butler County; Elmwood, Greenwood, Louisville, Murdock, Murray, Nehawka, Plattsmouth, Union and Weeping Water, in Cass County; Clay Center, Deweese, Edgar, Fairfield, Glenvil, Harvard, Ong, Saronville and Sutton, in Clay County; Exeter, Fairmont, Geneva, Grafton, Milligan, Ohiowa and Shickley, in Filmore County; Adams, Beatrice, Blue Springs, Clatonia, Filley, Pickrell and Wymore, in Gage County; Daykin, Fairbury, Jansen, Plymouth and Steele City, in Jefferson County; Cook, Crab Orchard, Elk Creek, Sterling and Tecumseh, in Johnson County; Bennet, Davey, Denton, Havelock, Lincoln, Malcolm, Panama, Raymond and Waverly, in Lancaster County; Auburn, Brock, Brownville, Johnson, Julian, Nemaha and Peru, in Nemaha County; Hardy, Nelson, Nora, Ruskin and Superior, in Nuckolls County; Burr, Douglas, Dunbar, Nebraska City, Otoe, Syracuse and Talmage, in Otoe County; Burchard, Steinauer and Table Rock, in Pawnee County; Osceola, Polk, Shelby and Stromsburg, in Polk County; Dawson and Humboldt, in Richardson County; Dewitt, Dorchester, Friend, Swanton, Tobias, Western and Wilber, in Saline County; Ashland, Cedar Bluffs, Ceresco, Colon, Ithaca, Mead, Valparaiso, Wahoo and Yutan, in Saunders County; Beaver Crossing, Cordova, Garland, Milford, Pleasant Dale, Seward, Tamora and Utica, in Seward County; Alexandria, Belvidere, Bruning, Carleton, Davenport, Gilead and Hebron, in Thayer County; Guide Rock, in Webster County; and Benedict, Bradshaw, Gresham, Lushton, McCool Junction, Thayer, Waco and York, in York County; and all other telephone systems and properties of the Company; wherever located, now owned or hereafter acquired, together with all buildings, structures, telephone and/or telegraph lines, stations, exchanges, poles, wires, cables, conduits, equipment, instruments, appliances, tools, furniture, leases, rights of way, privileges, ordinances, franchises, permits, patents, easements and property now owned or hereafter acquired, of any kind, in anywise pertaining to said telephone systems and properties, whether or not herein specifically described, or any of then or the operation thereof.

                                  SUBDIVISION 2.

     The following described parcels of real estate, all located in the State of Nebraska, together with all improvements thereon and all appurtenances thereunto belonging:

                            In Adams County.

     Lots One (1), Two (2), Three (3), Four  (4),  and   Five (5) in Block
Sixteen (16) in the Original Town   of Hastings.

                           In Butler County.

     (1) Lot Twenty Three (23), Block Six (6), in the Original Town of Skull Creek or Village of Bruno.
     (2) Lot Five (5), Block Seven (7), 0. and R. V. Railway Company's First Addition to Brainard.
     (3) All of Lot Eighteen (18) in Block Twenty-six (26), except the West
eight (8) inches thereof, in   David City.
     (4) The East seventy-five (75) feet of Lots Thirty-one (31) and Thirty-two (32) in Block Two (2) in Surprise.

                              In Cass County.

     (1) The South twenty-five and three-tenths (25.3) feet of the West One Hundred (100) feet of Lot Six (6), Block Fifteen (15), Village of Elmwood.
     (2) Lot One Hundred Seventy Nine (179), in  the Village of Louisville.
     (3) Lot Eighteen (18), Block Sixteen (16), in Latta's First Addition to Village of Murray.
     (4) The South thirty (30) feet of Lots One (1) and Two (2) and the South fifty (50) feet of Lot Three (3), in Block Twenty-seven (27), Plattsmouth.
     (5) Lot Six (6) in Block Thirty-six (36), in Plattsmouth.
     (6) The East One-third (1/3) of Lot Two (2), Block Seventy (70) in Weeping Water.

                               In Clay County.

     (1) Lot Fifteen (15) and the South  twenty  (20)   feet of Lot Sixteen
(16), Block Six (6), in Clay Center.
     (2) Lot Nine (9), Block Two (2), in Edgar.
     (3) The West One-half (1/2) of Lots One Hundred Ninety-seven (197) and One Hundred Ninety-eight, (198) in the Original Town of Harvard.
     (4) Lots Three (3) and Four (4), Block Eight (8), in the Original Village of Ong.
     (5) The West One-half (1/2) of Lots Twenty (20), Twenty-one (21) and
Twenty-two (22), Block Twenty   (20), in Clark's Subdivision of Sutton.



                            In Fillmore County.
     (1) Lots  Three  Hundred  Eighty-nine  (389),  Three Hundred Ninety
(390) and Three Hundred Ninety-one (391), except the cast ninety (90) feet thereof, all in the Village of Exeter.
     (2) Lot Five Hundred Ninety-five (595), in Fairmont, and the South Six
(6) feet of the East Thirty-Six (36) feet of Lot Five Hundred Ninety-four
(594) original plat of Fairmont, reserving however, to J. C. Wolford and Anna Wolford such right of access as appears of record in Book 32 of Records, Page 413, of Deeds of Fillmore County, Nebraska; and the South Six (6) Feet of the West Twenty-five and One-half (25 1/2) feet of the East sixty-one and one-half (61 1/2) feet of Lot Five Hundred Ninety-four (594) original plat of the City of Fairmont, reserving whatever to Paul G. Held and Katherine B. Weld such right of access as appears of record in Book 32 of Records, page 418, of Deeds of Fillmore County, Nebraska.
     (3) The North sixty-nine (69) Feet of Lots Sixty-three (63) and Sixty-four (64), in Geneva.
     (4) The South Ave (5) feet of Lot Eleven (11) and all of Lot Twelve
(12), in Block Fourteen (14), and Lot one (1), in Block Nineteen (19), in the Village of Ohiowa.
     (5) Lot Six (6), Block Two (2), in the Village of Shickley.

                               In Gage County.

     (1) Part of Lot Three (3), Block Thirty-five (35), in Beatrice, described as: Beginning at the Southwest corner of Lot Three (3), Block Thirty-five (35), Beatrice, original, thence North along the West line of said Lot three (3), twenty-five (25) feet, then East parallel with the South line of said Lot Three (3), thirty-eight (38) feet, thence South parallel with the West line of said Lot Three (3), twenty-five (25) feet, to the South line of said Lot Three (3), thence west along the South line of said Lot Three (3), to the place of beginning.

     (2) Part of Lots Five (5) and Six (6), Block Thirty-five (35), Beatrice, described as: South thirty (30) feet of Lots Five (5) and Six (6), in Block Thirty-five (35) of the Original Town (now City) of Beatrice, except
ten (10) feet off the East end of Lot five (5)   reserved as alley for
adjoining properties.
     (3) Lot Seven (7), in Block Six (6), in Pickrell.
     (4) Lot Six (6), Block Eighteen (18), in Wymore's   Addition to Wymore.

                              In Jefferson County.

     (1) Lots Four (4), Five (5) and Six (6), in Block Twenty (20), Original Town of Daykin.
     (2) Lot Nine (9), Block Twelve (12) of Fairbury.
     (3) Lot Twenty-one (21), Block Eight (8), Original Town of Jansen.
     (4) Lots Seventeen (17), Eighteen (18), Nineteen (19), Twenty (20) and Twenty-one (21), Block Six (6), in the Original Town of Plymouth.

                               In Johnson County.

     (1) Lot Ten (10), Block Seven (7) in the Original Town of Cook.
     (2) The North forty-five (45) feet of Lot Seven (7), Block Ten (10), in the Village of Crab Orchard.
     (3) The North Sixty-six (66) feet of the East Forty-four (44) feet, and the North Seventy-five (75)feet of the West Twenty-two (22) feet of Lot Ten
(10), Block Sixteen (16) in the original town of Tecumseh.
     (4) The North ninety-two (92) feet of Lot Six (6), Block Seventeen (17), Original Town of Tecumseh.

                                In Hall County.

     Commencing at a point in the Southeast Quarter (SE 1/4) of Section 36, Township 9, North, Range 10, West of the 6th P. M., where the West
right-of-way   of Highway 281 (as part of the right-of-way for said highway is deeded to the State of Nebraska by deed in Book 77, Page 494 of the deed records of Hall County, Nebraska) intersects the North line of the Adams-Hall County highway bordering said SE 1/4 on the South; said point of beginning being approximately 33 feet North of and 523.3 feet West of the Southeast corner of said Section 36; thence due West following a line parallel with and 33 feet North of the center line of said Adams-Hall County highway, for a distance of 60 feet; thence due North 50 feet, thence due East on a line parallel with the center line of said Adams-Hall County highway until said line so extended intersects the west right-of-way line of said Highway 281; thence Southwesterly along said west right-of-way line to the point of beginning.

                             In Lancaster County.

     (1) Lot Twelve (12), Block Thirty-four(34),in Bennet.
     (2) Lot Seven (7), Block Three (3), in Davey.
     (3) Lot Thirty-one (31) in the Northwest quarter (NW1/4) of Section Twenty-two (22), Township Nine (9) North, Range Five (5) East, formerly known as Lots Three Hundred Seventy-six (376) and Three Hundred Seventy-seven (377), all of the original plat of the Town of Denton.
     (4) Lots Eleven (11) and Twelve (12), Block Sixty-five (65) in Lincoln.
     (5) Lot  Twenty-three (23) in  Hazard's  Addition  to Lincoln.
     (6) Lot One (1), Block Ninety-five (95), in Original Town of University Place, now Lincoln.
     (7) Lots Six (6) and Seven (7), Block One (1), Woods Brothers-Bryan South Acres, in Lincoln.
     (8) Lots Seven (7), Eight (8) and Nine (9), except that portion of the Northeast corner of said Lot Nine (9) which is a part of the right-of-way of the Rock Island Railway, all in Block Four (4), Avondale Addition to Lincoln.
     (9) Lots Five (5) and  Six  (6),  Block  Eighteen  (18), in Panama.
     (10) Lots One (1), Two (2) and Three (3), Block Seven (7), in Bowman's Second Addition to Raymond.
     (11) Beginning at a point one hundred ten (110) feet East of the Southwest corner of Lot One Hundred Ten (110), thence North seventy-five (75) feet thence East thirty (30) feet, thence South seventy-five (75) feet, thence West thirty (30) feet to place of beginning, being part of Lots One Hundred Nine (109) and One Hundred Ten (110) in Waverly.

                            In Nemaha County.

     (1) Lots Eighteen (18) and nineteen (19), Block Twenty (20), Howe and Nixon's Addition to Sheridan, now Auburn.
     (2) Lots Nine (9), Ten (10), Eleven (11) and Twelve (12), in Block Fourteen (14), Starr and Campbell's Addition to Clinton, now Brock.
     (3) Lots Three (3) and Four (4), Block Three (3), in the Original Town of Johnson.


                            In Nuckolls County.

     (1) Lot Five (5), Block Thirteen (13), in the Original Town of Hardy.
     (2) Lots Fourteen (14) and Fifteen (15), Block Seventeen (17) in the Original Town of Nelson.
     (3) Lot Ten (10), Block Four (4) in the Original Town of Ruskin.
     (4) Lot 'A' in McCorkle's subdivision of Lots One (1), Two (2) and Three
(3), Block Thirty-six (36) in the Original Town of Superior.

                               In Otoe County.

     (1) Lot Seven (7), Block Thirteen (13) in  the Village of Burr.
     (2) Lots Sixteen (16) and Seventeen (17), Block Six (6), in the Village of Douglas.
     (3) Lots Seven (7) and Eight (8) and the South One-half (S1/2) of Lot Nine (9), Block Thirteen (13), in Dunbar proper.
     (4) The West forty-eight (48) feet of Lots Four (4), Five (5) and Six
(6), Block Ten (10), in Nebraska City.
     (5) Lot One (1), Block Thirteen (13)in the Original Village of Syracuse.


                                  In Pawnee County.

     (1) Lot Six (6), Block Fifteen (15), Original Town of Burchard.
     (2) Eighty (80) feet off the East end of Lots One (1), Two (2) and Three
(3) of Block Four (4), in the Original plat of the Village of Steinauer.

                                   In Polk County.

     (1) Lots Seven (7) and Eight (8), Block Five (5), in the Original Town of Polk.
     (2) Lot Twelve (12), Block One (1), in the Original Town of Shelby.
     (3) Lot Twenty four (24), in Block One (1), in the Original Town, now City, of Stromsburg.

                               In Richardson County.

     (1) Two and one-half (2 1/2) feet off the South side  of Lot Thirteen
(13) and twenty (20) feet off the North side of Lot Fourteen (14), Block Twenty-five (25), in Hagadorn's Addition to Dawson.
     (2) Part of Lot Nine (9) in Block Seven (7), in the Original City of Humboldt, described as follows: Commencing at the Southwest corner of said Lot, thence running forty-five (45) feet in a Northernly line on the West line of said Lot, thence running ninety (90) feet in an Easterly direction on a line parallel to the South line of said Lot, thence running forty-five
(45) feet in a Southerly direction on a line parallel to the West line of said Lot, thence running ninety (90) feet in a Westerly direction on the South line of said Lot to the place of beginning.

                                  In Saline County.
     (1) Lots One Thousand Forty-seven (1047) and One Thousand Forty-eight (1048) in the Village of Dewitt.
     (2) Lot Eight  Hundred  Eighteen  (818)  in  the Original Town of
Dorchester.
     (3) Lot Fifteen (15), Block Seven (7), in  the  Village of Swanton.
     (4) Lot Seven (7), Block Three (3), Original part of Caster, now known as Tobias.
     (5) Lots Twenty-one (21) and Twenty-two (22), Block Thirteen (13), in the Town of Western.

                                 In Saunders County.

     (1) Lots Twelve (12) and Thirteen (13), in Block Two (2), in Cedar
Bluffs.
     (2) Lot Nine (9), Block Five  (5),  in  the  Original Village of
Ceresco.
     (3) The  East  nineteen  (19)  feet  of  Lot  Fourteen (14), Block Three
(3), in the Village of Colon.
     (4) The East twenty-five (25) feet of Lot Fourteen (14), Block Thirty-two (32), in Mead.
     (5) The South fifty (50) feet of Lots One (1),  Two (2), Three (3), Four
(4)  and  Five  (5), Block Seven (7), in Valparaiso.
     (6) Lot Six (6), Block One Hundred Thirty-eight (138), in the County Addition to Wahoo.
     (7)  The West sixteen (16) feet of the South thirty feet of Lot Five
(5),  Block  One  Hundred Thirty-eight (138), in the County Addition to
Wahoo.
     (8) Lot One (1), Block Twenty-one (21), in Yutan.

                               In Seward County.

     (1) Tax Lot Twenty-three (23) and twenty (20) feet off the South side of Tax Lot Twenty-two (22) all in Block Six (6), in the Original Town of Beaver Crossing.
     (2) Beginning at a point in the East Half (E1/2) of the Northeast Quarter (NE 1/4) of Section Eight (8), Township Eleven (11), Range Four (4), East of the 6th P. M., Seward County, thirty-three (33) feet West and four hundred twelve and four-tenths (412.4) feet South of the Northeast corner of the said Section Eight (8), thence South eighty-one
(81) feet, thence West one hundred fifty (150) feet, thence North eighty-one (81) feet, thence East one hundred fifty (150) feet to place of beginning (Garland).
     (3) The North thirty (30) feet of the East thirty (30) feet of Lot Twelve (12), Block Two (2), in the Village of Milford.
     (4) The East forty (40) feet of Lots Seven (7), Ten (10) and Eleven
(11), Block Four (4), in the Original Town, now City, of Seward.
     (5)  Lot Five (5), Block Fourteen (14), in the Village of Tamora.


                              In Thayer County.

     (1)  Lot Eleven (11), in Block Six (6) in  Alexandria.
     (2)  Lots One (1), Two (2) and Three (3). Block Sixteen (16), in
Bruning.
     (3) Lot Twelve (12), Block Fifteen (15), in Carleton.
     (4) That part of Lots One (1) and Two (2) in Block Eight (8) in Davenport, described as: Commencing at a point sixteen (16) feet North of the Southeast corner of said Lot One (1), thence West to First Street in
Davenport, thence  Northwest  along   line of First Street thirty-two and
seventy-two hundredths (32.72) feet, thence East to East line of Lot One (1) on B Street, thence South to the point of beginning, excepting the North twenty-six (26) inches thereof.
     (5) The South sixteen (16) feet of Lot One (1), Block Eight (8), in Davenport.
     (6) The North twelve (12) feet of Lot Thirteen (13) in Block Eleven
(11), in Gilead.
     (7) The West one hundred ten  (110)  feet  of  Lot  Six (6), Block Ten
(10)  in  the  Original  Town  of   Hebron.

                                In Webster County.

     Lot Seventeen (17), Block One (1), in Vance's Addition to the Village of Guide Rock.

                                 In York County.

     (1)  Lot Six (6), Block Twenty-Six (26), in Benedict.
     (2)  Lot Fifteen (15), Block Seven (7), in Bradshaw.
     (3) Lots One (1.) and Two (2), Block Seven (7), in the Original Town of Poston, now Gresham.
     (4) Lot Thirteen (13), Block Sixty-three (63), in  McCool Junction.
     (5) The East fifty (50) feet of Lot Six (6), Block  Four (4), in Waco.

     (6) The West thirty (30) feet of Lot Five (5) and the South fifty (50) feet of the West thirty (30) feet of Lot Four (4), Block Fifty-one (51) in York.

                                    SUBDIVISION 3.

     All of the income, revenues, contributions, receipts, rents, tolls, contracts and leases, belonging to the Company, and all stores, repair parts, materials and supplies and all other property, rights, privileges, franchises, licenses, easements and permits of any and every kind and description, whether real, personal or mixed, of the Company, wheresoever the same may be situated and whenever acquired, and whether or not hereinbefore described, together with all of the tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining, and the reversion and reversions, remainder and remainders, tolls, issues and profits thereof; provided, however, that this indenture shall not be deemed to apply to or create a lien upon stores, repair parts, materials and supplies, vehicles, automobiles, trucks, trailers, cash, stocks and other securities (other than cash, stocks or other securities specifically required to be pledged hereunder, at any time), contracts, leases, claims, accounts, demands, choses in action and books of account, except as follows, namely: if after the happening of any of the events of default specified in Article Nine hereof, the Trustee or any receiver or trustee appointed hereunder shall enter upon and take possession of the mortgaged property, the Trustee or such receiver or trustee may at the same time take possession of any and all personal property referred to in this clause which is then on hand, which personal property thereupon, so far as then permitted by law, shall be and become subject to the lien of this indenture, and shall so continue unless and until such event of default shall be remedied and possession of the mortgaged property shall be restored to the Company, its successors or assigns.

     It is the intention hereof that all property, real, personal and mixed, of any and every kind and character (except as otherwise herein expressly provided), which the Company now owns, and all such property which it may hereafter acquire, and the rents, issues and profits thereof, shall be subject to the lien of this indenture with like effect as if now owned by the Company and covered and conveyed hereby by specific and apt description.

     TO HAVE AND TO HOLD the said properties, rights, privileges and franchises hereby conveyed and assigned, or intended so to be, unto the Trustee and its successors in trust, forever;

     IN TRUST, NEVERTHELESS, for the equal and pro rata benefit and security of each and every the persons and entities that may be or become holders of the bonds and coupons issued hereunder, without preference, priority or distinction as of participation in the lien, benefit and protection hereof of one bond or coupon over or from the others, or of one series over or from any other series, by reason of priority in the issue or negotiation thereof, or by reason of the date or the date of maturity thereof, or for any other reason Whatsoever, except as herein otherwise provided, so that each and all of such bonds and coupons shall, subject to the terms hereof, have the same right, lien and privilege under this indenture and the principal of and interest on every such bond shall be equally and ratably secured hereby, with the same effect as if the same had all been made, issued and negotiated simultaneously with the delivery hereof.

     THIS INDENTURE FURTHER WITNESSETH that the Company has agreed and covenanted, and does hereby agree and covenant with the Trustee and with the respective holders from time to time of such bonds and coupons, and each thereof, as follows, that is to say:

                                  ARTICLE ONE.

                             DEFINITIONS OF TERMS.

     SECTION 1.01. In each and every place in and throughout this indenture wherein the following terms, or any of them, are used, the same, unless the context shall indicate another or different meaning or intent, shall be construed, are used, and are intended to have meanings as follows:

          (a) "Company"--The Lincoln Telephone and Telegraph Company, the first party hereto, and its corporate successor or successors in title to the properties vested in it or in its successor and at the time of such succession subject to the lien hereof.

          (b)  "Trustee"--Harris  Trust  and Savings Bank,   the second party
hereto, and its corporate successor or successors in the trusts hereby created and reposed in it.
          (c) "Mortgaged property"--the physical properties at the time subject to the lien hereof, including franchises, if any, for the operation thereof and pledged securities and pledged funds.

          (d) "Underlying mortgages"--any and all instruments securing bonds, notes, or other evidences of indebtedness and constituting liens upon physical property additions subject to which such physical property additions shall hereafter be acquired.

          (e) "Underlying bonds"--any and all bonds, notes, or other evidences of indebtedness at the time outstanding secured by underlying mortgages.

          (f) "President"--the president and each and every vice president and each and every other officer of the corporation concerned authorized to exercise the powers and authority customarily reposed in the president of a corporation.

          (g) "Secretary"--the secretary and each and every assistant secretary and each and every other officer of the corporation concerned authorized to exercise the powers and authority customarily reposed in the secretary of a corporation.

          (h) "Treasurer"--the treasurer and each and every assistant treasurer and each and every other officer of the corporation concerned authorized to exercise the powers and authority customarily reposed in the treasurer of a corporation

          (i) "Counsel"--any counsel appointed by the Company and approved by the Trustee, including any counsel in the employ of the Company so appointed and approved.

          (j) "Accountant"--any accountant or firm of accountants selected by the Company and approved by the Trustee.

          (k) "Certified copy of a resolution"--a copy of a resolution certified by the secretary of the Company to have been by the requisite majority of the board of directors or stockholders entitled to vote duly passed or adopted at a meeting of such board of directors or of such stockholders entitled to vote duly called and convened and to be in fall force and effect.

          (l) "Physical property additions"--any and all bondable property, as that term is defined in subparagraph (m) of this Section 1.01, acquired or constructed by the Company after December 31, 1945.

          (m)  "Bondable  property"--any  property,  plant or equipment
located within the limits of the State  of   Nebraska and  adjoining  States,
which  the  Company   subsequent to December 31, 1945, shall construct  or
acquire and which shall be used or useful as a part of its permanent and fixed investment in the conduct by it of the business of providing telephone service.

     The term "bondable property"  shall  not  include,   however, (a) any
     trucks, automobiles or other automotive transportation equipment, (b) any office furniture, (c) any good will or going concern value, as
     such, or any franchise or governmental  permit,  (d)   any leasehold
     interest in property or permanent improvements constructed on property held by the Company under lease (but shall include rights-of-way and easements and any telephone lines and equipment or appurtenances thereto located on any such right-of-way or easement or located on any street, alley or public place of any municipality or upon any public highway).

          (n) "Purchased property"--any bondable property which within six
(6) months prior to the date of its acquisition by the Company has been used or operated by a person or persons other than the Company in the business of
furnishing telephone service, and   shall be included in the term "bondable
property".

          (o) "Fair value to the Company" or "fair value"--as applied to property, the fair value to the Company or the fair value, as the case may be, less allowances in either case for depreciation, as determined by an engineer (except where some other method of determination, if any, is specifically provided for in this indenture) and evidenced by a certificate
signed by   such engineer and delivered to the Trustee.

          (p) "Engineer"--any engineer,  firm  of  engineers   or engineering
corporation selected by the Company and satisfactory to the Trustee and who or which may be in the employ of or under retainer by the Company, except that, for the purpose of determining the fair value to the Company of purchased property acquired by the Company, and in all other cases where the indenture so provides, such engineer, firm of engineers or engineering corporation shall be an independent engineer, firm of engineers or engineering corporation.

     The term "independent engineer" as used in this indenture, shall mean and include any engineer, firm of engineers or engineering corporation selected or approved by the Trustee in the exercise of reasonable care and who or which shall not be in the employ of or under retainer by the Company.

          (q) "Gross expenditures"--cash payments actually made or agreed to be made and for which liabilities shall have been actually incurred by the Company with respect to the construction of bondable property and, in the case of purchased property, (a) all cash payments actually made or agreed to be made and with respect to which liabilities shall be actually incurred by the Company for such purpose (including any expenditures made by the Company in the payment or discharge of the principal of any mortgage indebtedness existing on any purchased property at the time of its acquisition by the Company) in excess of any current assets received by the Company, or (b) the fair value to the Company of such purchased property at the time of its acquisition by the Company, whichever shall be less. In determining the amount of gross expenditures made for any bondable property acquired subject to any lien securing any bonds, notes or other evidences of indebtedness, the principal amount of such bonds, notes or other evidences of indebtedness shall be considered as a part of and included in such gross expenditures. In cases where purchased property is acquired by the Company for a consideration not consisting wholly of cash payments made or agreed to be made, the fair value to the Company (determined as in this section provided) of such purchased property at the time of its acquisition by the

Company, shall, within the meaning of this indenture, be deemed to be a gross expenditure for such property.

     The "cost", as that term is used in this indenture, of any bondable property, shall mean the aggregate of the gross expenditures therefor.

          (r) "Net expenditures"--as applied to bondable, property, as of any date, an amount determined as follows: from the total gross expenditures for bondable property made by the Company during the period beginning January 1, 1946, and ending on the date as of which the net expenditures are to be determined, there shall be deducted the greater of either (1) the excess of the aggregate amount of gross retirements of property (as hereinafter in this section defined) made during said period over the aggregate amount of all net considerations received by the Company during said period as the avails of property released from the lien of this indenture under the provisions of Article Ten hereof, or (2) the aggregate amount of depreciation accrued during said period (determined as hereinafter in this section provided). In making any determination of net expenditures for the purpose of the authentication of bonds or the withdrawal of any moneys under any of the provisions of this indenture, the net expenditures shall be determined as of a date (to be selected by the Company) not more than ninety (90) days prior to the authentication of such bonds or the withdrawal of such moneys, as the case may be, and the deductions required by this paragraph to be made from gross expenditures shall be made for the period from January 1, 1946, to such date.

          (s) "Gross retirements of property" for any period, all tangible property, plant and equipment, owned by the Company at the date of this indenture, or thereafter acquired by it, and, except as to the date of its acquisition or construction, coming within the definition of bondable property, retired by the Company through renewals, replacements, abandonments, sales and/or releases of property made during such period; and shall also include all reductions in the amount at which such tangible property, plant and equipment are recorded from time to time on the books of the Company, except any reduction resulting from the transfer of any such tangible property, plant and equipment to some other property account of the Company, until the property so transferred shall be retired from such other account. Such retirements shall be stated at the amount at which the property retired was recorded on the books of the Company at the close of business on December 31, 1945, if owned by the Company at said date, or at the cost thereof (as in this section defined) if acquired or constructed by the Company after said date. Gross retirements of property shall not include for the purpose of this indenture any intangible property of the Company except as above provided.

          (t) "Aggregate amount of depreciation accrued"--for any period, the aggregate of all amounts charged to income and credited to any reserve for depreciation, retirement, renewal, replacement or amortization of property during said period, in accordance with the provisions of Section
7.08 hereof, as recorded on the books of the Company, in respect of the depreciable property, which except as to the date of its acquisition or construction comes within the definition of bondable property, owned by the Company from time to time during said period.

          (u) "Net earnings of the Company"--for any period, the earnings of the Company computed in accordance with accepted principles of accounting, determined by deducting from the total gross earnings and income of the Company derived from all sources for such period (1) all operating expenses of the Company for such period, including maintenance and repairs, rentals, taxes (other than accruals for income and excess profits taxes levied under any state or federal law) and insurance, and (2) the aggregate of all amounts charged to income and credited to a reserve for depreciation, retirements, renewals, replacements or amortization of property, as recorded on the books of the Company (responsive to the provisions of Section 7.08 of this indenture) applicable to said period, and by making such adjustments, if any, of the resulting amount as may be necessary to comply with the provisions as to net earnings hereinafter in this paragraph contained. Not more than ten per cent (10%) of the net earnings as finally determined shall consist in the aggregate of (a) net nonoperating, income, (b) not operating revenues derived from the operation by the Company of any properties other than telephone properties, and (c) net revenues from any properties not owned by the Company. No dividends or interest received by the Company from any subsidiary or affiliate shall be included in the net earnings of the Company, except to the extent that such dividends or interest were earned by the paying company in the current year or the next preceding fiscal year of such company. No profits or losses resulting from the sale or other disposition of capital assets shall be included in computing the net earnings of the Company. In case any physical property owned by the Company at the time of the authentication of bonds under this indenture shall not have been owned by it during any part of any such period or shall have been owned by it during a part only of such period, then and in every such case the net earnings or net losses of such physical property during such period, or during such part thereof as shall have preceded the acquisition of such
physical property by the Company, shall   be included in computing the net
earnings or net losses   of the Company for such period. In case any physical
 property owned by the Company during  any  part  of   any such period shall
not be owned by the  Company   at the time of authentication of bonds
hereunder, the   net earnings or the net losses of the Company on such
physical property during such period shall be excluded in computing the net earnings or net losses of the Company.

          (v) "Annual bond interest charge" - the interest for a period of one year (a) on all bonds to be outstanding under this indenture
immediately after the   authentication of any bonds then to be issued
(excepting any of such bonds for the payment or redemption of which the necessary funds have been deposited with the Trustee hereunder with instructions to apply such funds to the payment or redemption of such bonds and, until so applied, to hold such funds irrevocably in trust for such purpose), and (b) on all underlying bonds (excepting any such underlying bonds which shall then be held in pledge by the Trustee hereunder or by the trustee under any underlying mortgage and any such underlying bonds for the payment of which the necessary funds shall have been deposited with the Trustee hereunder, or with the trustee under the underlying mortgage securing the same, together with instructions to apply such funds to the payment or redemption of such underlying bonds and, until so applied, to hold such funds irrevocably in trust for such purposes, but subject to any applicable provision in such underlying mortgage for the return of any unclaimed moneys to the Company).

          (w) "Subsidiary, -- any corporation of which the Company, directly or indirectly, owns, at the date of determination, more than fifty per cent (50%) of the outstanding stock having ordinary voting power for the election of directors, irrespective of whether or not at such time stock of any other class or classes of such corporation might have voting power by reason of the happening of any contingency, and any corporation of which any subsidiary, directly or indirectly, owns, at the date of determination, more than fifty per cent (50%) of the outstanding stock having ordinary voting power for the election of directors, irrespective of whether or not at such time stock of any other class or classes or such corporation might have voting power by reason of the happening of any contingency.

          (x) "Affiliate" -- any corporation other than a subsidiary, of which the Company, directly or indirectly, owns, at the date of determination, more than thirty-five per cent (35%) of the outstanding stock having ordinary voting power for the election of directors, irrespective of whether or not at such time stock of any other class or classes of such corporation might have voting power by reason of the happening of any contingency.

     SECTION 1.02. Words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders.

     SECTION 1.03. The words "bond, "owner," "holder" and "person" shall include the plural as well as the singular number unless the context shall otherwise indicate. The term "bondholders" means and contemplates, unless the context otherwise indicates, the holders of the bonds at the time issued and outstanding hereunder. Each of the words  "person ... ..
corporation" and "association" shall include either or both of the others, unless the context shall other wise indicate. The word "principal" when used with respect to the principal amount of any bond shall also include the premium, if any, payable with respect to such bond, where such inclusion is appropriate.

     SECTION 1.04. Whenever in this indenture it is provided that any facts or opinions be evidenced to the Trustee by means of a certificate, statement, opinion, or other document, it shall constitute compliance herewith if the various facts and/or opinions intended so to be evidenced to the Trustee be included in different certificates, statements, opinions, or other documents signed by the same person or different persons of the same qualifications.


                                    ARTICLE TWO.

                 FORM, EXECUTION, REGISTRATION AND EXCHANGE OF BONDS.

     SECTION 2.01. Save as is herein or as may be by law otherwise provided, bonds may be issued and outstanding hereunder without limit as to aggregate amount and without limit as to amount of any series. This indenture shall be a continuing lien to secure the full and final payment of the principal of and interest on all bonds executed, authenticated and delivered pursuant to the terms hereof.

     SECTION 2.02. The bonds issued under this indenture shall from time to time be executed on behalf of the Company by its president under its corporate seal, attested by its secretary, and shall be delivered to the Trustee for authentication by it, and thereupon, if all pertinent requirements provided in this indenture in respect of such authentication shall have been fulfilled, the Trustee shall authenticate and shall deliver the same upon the order of the Company, signed by its president. Only such bonds as shall bear thereon endorsed a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee, shall be secured by this indenture or be entitled to any right or benefit hereunder. Such authentication by the Trustee upon any such bond shall be conclusive evidence and the only evidence that the bond so authenticated has been duly issued hereunder and that the holder thereof is entitled to the benefit of the trusts hereby created.

     Except as in Section 2.11 hereof otherwise provided, prior to the authentication of any coupon bond hereunder all coupons, if any, not required to be attached to the bond being delivered shall be detached and cancelled and incinerated by the Trustee.

     SECTION 2.03. In case any person who shall have signed, sealed, or attested any bond issuable under this indenture as an officer of the Company shall have ceased to be such officer before the bond so signed, sealed or attested shall have been actually authenticated and delivered by the Trustee and/or issued, such bond nevertheless may be authenticated and delivered and/or issued as though the person who signed, sealed or attested such bond had not ceased to be such officer of the Company.

     Any bond issuable hereunder may be signed, sealed or attested on behalf of the Company by any person who at the actual date of the execution of such bond shall be the proper officer of the Company, although at the date of such bond such person shall not have been such officer of the Company.

     The coupons to be attached to the coupon bonds issued hereunder shall be signed by the facsimile signature of the present treasurer or of any future treasurer of the Company, and the Company may adopt and use for that purpose the facsimile signature of any person who shall have been such treasurer, notwithstanding the fact that he may have ceased to be such treasurer at the time when such bonds shall be actually authenticated and delivered.

     SECTION 2.04. At the option of the Company bonds issued hereunder may be issued in one or more series, each such series to be identified by successive letters of the alphabet or by other suitable means. The bonds of each series shall be in the form of coupon bonds and/or registered bonds without coupons. The general text of the bonds and the coupons and the Trustee's certificate on all bonds, irrespective of series, shall be respectively substantially of the tenor and purport of the forms hereinabove set forth in respect of bonds of Series A; provided, nevertheless, that the texts of various series of bonds may, as between series, but not as between bonds of the same series, differ in respect of the following characteristics:

          (a) Title, provided that the title of each series of bonds shall be satisfactory to the Trustee;
          (b) Date of issue, and date of maturity or dates of serial maturities;
          (c) Place or places of payment of principal and/or interest additional to the office of the Trustee;
          (d) Interest rate and interest payment dates;
          (e) Limitation of maximum aggregate principal amount of series, if any;
          (f) Taxes without deduction for which principal and/or interest shall be payable;
          (g) Provisions for the reimbursement of the holders thereof for taxes;
          (h) Right of redemption, redemption premium and notice of redemption;
          (i) Provisions as to renewal fund or other analogous funds, if any, and/or sinking fund; Privileges as to conversion into stock or other securities;
          (k) Provisions in respect  of  exchangeability of bonds;
          (l) Provisions as to medium of payment, provided that the medium of payment shall always be some coin or currency of the United States of America which is lawful at the time of issuance of the pertinent bonds;
          (m) Such other terms and provisions as are not in conflict with the terms of this indenture.

     All coupon bonds of the same series shall bear the same date which shall be the recited date of execution thereof. Each registered bond without coupons shall be dated as of the interest payment date next preceding the date of issue unless (a) issued on an interest payment date, in which case it shall be dated as of the date of issue, or (b) issued prior to the occurrence of any interest payment date in which case it shall be dated as of the first day of the interest period expiring on the next succeeding interest payment date. Each bond issued hereunder shall bear interest from the late thereof.

     The characteristics of the bonds of various series, other than Series A, and provisions as to denominations, interchangeability and exchangeability shall be set forth in the successive and respective supplemental indentures responsive to Section 2.05 hereof.

     Coupon bonds and registered bonds without coupons may be of the denomination of one thousand dollars ($1,000) or any multiple or multiples thereof, and the several bonds of each series shall bear distinctive identifying numbers and letters or other symbols. Each order for authentication and delivery of bonds responsive to Section 2.02 hereof shall designate the identifying numbers and letters or other symbols and the denominations of the bonds contemplated thereby. Except as otherwise in this section permitted, all bonds of each series shall be identical except, in case of any series of serial maturity, as to maturity.

     SECTION 2.05. Except as hereinafter in Article Three hereof provided in respect of bonds of Series A, prior to authentication by the Trustee of bonds of any series whereof no bonds shall theretofore have been authenticated, the Company shall execute and deliver to the Trustee an indenture supplemental hereto creating such series, wherein shall be set forth in respect of the bonds of such proposed series the title, date of issue, date of maturity, or dates of serial maturity, place or places of payment of principal and/or interest additional to the office of the Trustee, if any, and dates and medium of payment thereof, maximum aggregate principal amount of series, if any, taxes without deduction for which principal and/or interest shall be payable, if any, provisions for the reimbursement of the holder for taxes, if any, and any redemption, sinking fund, renewal fund or other similar fund, or conversion provisions, provisions, if any respect of exchangeability and interchangeability of bonds, and any and all other provisions within the contemplation of
Section 2.04 hereof, and the text of the forms of coupon bonds and coupons and registered bonds without coupons, if any of such series and such supplemental indenture shall correctly set forth the special provisions created or undertaken by the Company in respect of bonds of that series; and each and every bond of each such series shall conform to the terms and provisions of such supplemental indenture. Each place of payment of principal and/or interest additional to the office of the Trustee shall be a bank or office satisfactory to the Trustee. The execution and delivery of each such supplemental indenture shall be authorized by a resolution adopted by the board of directors of the Company, a certified copy whereof shall be deposited with the Trustee. There shall be filed with the Trustee, with each supplemental indenture in this section provided for, an opinion of counsel to the effect that the bonds of the series proposed will, when and as issued pursuant to the terms of such supplemental indenture and of this indenture, be entitled to the benefit and security of this indenture in like manner and to the same extent as bonds theretofore issued. If deemed desirable by counsel each supplemental indenture responsive to this section shall be recorded in each county herein any part of the mortgaged property shall be located.

     SECTION 2.06. The coupon bonds issued hereunder shall be negotiable and pass by delivery unless registered as to principal for the time being as herein and in such bonds respectively provided. The Company shall keep, at the office of the Trustee hereunder, books for the registration and transfer, as in this indenture provided, of bonds issued hereunder. Such books shall show, in addition to the name of the owner of each registered bond, the address of each such owner. The fact of registration, of any bond shall be noted on such bond in such manner as to the Trustee shall seem proper.

     SECTION 2.07. Any coupon bond may be registered as to principal only on the books of the Company, as herein and in such bonds respectively provided. After such registration no transfer of such bond shall be valid unless made on the said books by the registered owner in person or by his duly authorized attorney and similarly noted on such bond. Upon presentation of any such bond registered as to principal, accompanied by a written instrument of transfer satisfactory to the Trustee executed by the registered owner or by his duly authorized attorney such bond shall be transferred upon such books. The registered owner of any which bond registered as to principal shall also have the right to cause the same to be discharged from registration by transfer to bearer, in which case transferability by delivery shall be restored, and thereafter the principal of such bond, when we, shall be payable to the person presenting such bond. Any such bond registered as payable to bearer may be registered again in the name of the owner with the same effect as the first registration thereof. Successive registrations and transfers as aforesaid may be made from time to time as desired. Registration as to principal of any bond, however, shall not affect the negotiability of the coupons appertaining to such bond, but title to every such coupon shall continue to pay by delivery and such coupon shall remain payable to bearer.

     SECTION 2.08. The Company, the Trustee and any paying agent may deem and treat the bearer of any bond issued hereunder which shall not at the time be registered otherwise than to bearer, and the bearer of any coupon appertaining to any bond, whether or not such bond shall be registered, as the absolute owner of such bond or coupon, as the case may be, for the purpose of receiving payment thereof and for all other purposes, and neither the Company nor the Trustee nor any paying agent shall be affected by any, notice to the contrary.

     The Company, the Trustee and any paying agent shall deem and treat the person in whose name any bond issued hereunder shall be registered, as hereinbefore provided, as the absolute owner of such bond for the purpose of receiving payment of or on account of the principal of such bond and for all other purposes, except to receive payment of interest represented by the appurtenant coupons, if any.

     SECTION 2.09. The holder of all coupon bond or bonds, all of the same series and maturity, of any series in respect hereof the Company, by indenture supplemental hereto responsive to Section 2.05 hereof or by a supplemental indenture subsequent to the creation of the series, may have determined to permit exchanges as provided for in this paragraph, may at the office of the Trustee surrender the same, with all unmatured coupons, for cancellation, and hereupon the Company shall supply and execute, and the Trustee shall, upon cancellation of the surrendered bonds and all appropriate coupons thereunto appertaining, authenticate and deliver, in exchange therefore, a like aggregate principal amount of coupon bonds of the same series, and maturity (and having all unmatured coupons attached) of such other denomination or denominations wherein bonds of such series shall be issuable, as such holder may request.

     The holder of any coupon bond or bonds, all of the same series and maturity, of Series A or of any series in respect whereof the Company by indenture supplemental hereto responsive to Section 2.05 or by a supplemental indenture subsequent to the creation of the series may have determined to permit exchanges as provided in this paragraph, may at the office of the Trustee surrender the same, with all unmatured coupons, for cancellation; and thereupon the Company shall supply and execute, and the Trustee shall, upon cancellation of the surrendered bond or bonds with all unmatured coupons thereunto appertaining, authenticate and deliver in exchange therefor, a registered bond or bonds without coupons, of aggregate principal amount, of such authorized denomination or denominations as such bolder may request, and of the same series and maturity, registered in the name of such holder or his nominee.

     Whenever the registered owner of any registered bond or bonds without coupons shall in person or by duly authorized attorney surrender the same for transfer it the office of the Trustee, accompanied by a written instrument of transfer in form approved by the Trustee, the Company shall issue and the Trustee shall authenticate in the name of the transferee and shall deliver in exchange for such surrendered bond or bonds a new registered bond or bonds without coupons of the same series and maturity date as the surrendered bond or bonds and for a like aggregate principal amount and of the denomination of one thousand dollars ($1,000) or some authorized multiple thereof.

     Whenever any registered bond without coupons, of Series A or of any other series in respect whereof the Company by indenture supplemental hereto responsive to Section 2.05 or by a supplemental indenture subsequent to the creation of the series may have determined to permit exchanges as provided in this paragraph, accompanied by a written instrument of transfer in form approved by the Trustee, executed by the registered owner or his duly authorized attorney, shall be surrendered at the office of the Trustee for exchange for coupon bonds, the Company shall issue and the Trustee shall authenticate and shall deliver a like principal amount of coupon bonds of the same series and maturity date as the surrendered bond, of such authorized denomination or denominations as such registered owner may request, bearing all coupons maturing subsequent of the last date whereunto interest was paid on such registered bond without coupons.

     SECTION 2.10. New bonds issued in substitution for outstanding bonds under any of the provisions of this indenture shall evidence the same debt as the bonds in substitution for which the same are issued, and shall be entitled to all the security, benefits, and protection hereof in like manner and to the same extent as the bonds initially issued hereunder.

     SECTION 2.11. Upon receipt by the Company and the Trustee of evidence satisfactory to both of them that any outstanding bond has been mutilated, destroyed, lost or stolen, and of indemnity satisfactory to both of them, in their discretion, the Company, in its discretion, may execute, and thereupon the Trustee shall authenticate and deliver, a new bond of the same series and of like tenor (which may bear such notation as may be required by the rules of any stock exchange upon which the bonds are listed or are to be listed and having attached the same corresponding coupons, if any, as the mutilated, destroyed, lost or stolen bond), in exchange and substitution for, and upon Surrender and cancellation of, the mutilated bond and coupons, or in lieu of and in substitution for the bond and coupons 90 destroyed, lost or stolen. Any bond or coupons issued under the provisions of this section in lien of any bond or coupons alleged to be destroyed, lost or Stolen shall constitute original additional contractual obligations on the part of the Company whether or not the bonds or coupons so alleged to be destroyed, lost or stolen be at any time enforceable by anyone; and, together with any bond issued under the provisions of this section in substitution for any mutilated bond, shall be equally and ratably entitled to the benefits of this indenture with all other bonds and coupons issued under this indenture.


     SECTION 2.12. For any exchange of bonds for other bonds is herein provided, for any issuance of bonds or coupons in substitution for bonds or coupons mutilated, lost, stole, or destroyed, for any registration of bonds, and for any transfer of registered bonds, the Company at its option may require the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge, and in addition a further sum of not exceeding the cost of the preparation of each new bond, if any issued upon such substitution, transfer or exchange, and the charges of the Trustee.

     SECTION 2.13. The Trust, forthwith shall cancel any bond surrendered for exchange with all unmatured coupons, if any, thereto appertaining, and incinerate the same.

     SECTION 2.14. Until definitive bonds responsive to any order for authentication shall be prepared the Company may execute and, upon the request of the Company, the Trustee shall authenticate and deliver in lien of such definitive bonds, and subject to the same provisions, limitations and conditions, temporary typewritten or printed bonds of any denominations, substantially of the tenor of the definitive bonds, payable to bearer and without coupons, or with one or more coupons, or in registered form, and with such appropriate omissions, insertions and variations as may be required. Pending the preparation of the definitive bonds such temporary bonds shall be exchangeable for other temporary bonds of the same series and maturity of like aggregate principal amount and of different authorized denominations.

     Until exchanged for definitive bonds the temporary bonds in all respects shall be entitled to the same lien and security of this indenture as definitive bonds issued and authenticated hereunder, and interest, when and as payable in respect of such temporary bonds, shall be paid upon presentation and surrender of coupons evidencing such interest, or, if such interest be not evidenced by coupons, upon presentation of such temporary bonds at the office of the Trustee or at the office of any paying agent and notation thereon of such payment.

      The Company at its own expense shall prepare and execute definitive bonds responsive to each order for authentication in respect hereof temporary bonds shall have been authenticated, and deliver the same to the Trustee, and upon surrender of such temporary bonds, or any of them, the Trustee shall authenticate and deliver in exchange hereford definitive bonds for the same aggregate principal amount as the temporary bonds surrendered, and of like series and maturity as the said temporary bonds.

                                  ARTICLE THREE.

                     SERIES A BONDS AND INITIAL ISSUE OF BONDS.

     SECTION 3.01. There is hereby created and authorized a series of bonds designated First Mortgage 2 3/4% Bonds, Series A. The bonds of Series A may be issued in the form of coupon bonds and/or registered bonds without coupons. Coupon bonds of Series A shall be dated January 1, 1946, shall bear interest from the date thereof and shall be in the denomination of one thousand dollars ($1,000) each, numbered M-1 and upwards. Each registered bond Without coupons of Series A shall be dated as of the interest payment date next preceding the date of issue unless (a) issued on an interest payment date, in which case it shall be dated as of the date of issue, or (b) issued prior to the occurrence of any interest payment date, in which case it shall be dated January 1, 1946. Each registered bond without coupons of Series A shall bear interest from the date thereof and shall be in the denomination of one thousand dollars ($1,000) or any multiple of one thousand dollars ($1,000) specified in any order for authentication thereof. Registered bonds without Coupons shall be numbered R-1 and upwards without regard to denominations. The coupon bonds of Series A and the interest coupons thereto appertaining and the registered bonds without coupons of Series A shall be respectively substantially in the forms in this indenture set forth. All bonds of Series A shall mature on January 1, 1976, shall bear interest at the rate of two and three-fourths per cent (2 3/4%) per annum, payable on the first day of January and of July in each year, both principal and interest being payable at the office of Harris Trust and Savings Bank, in the City of Chicago and State of Illinois, or, at the option of the bearers or registered owners thereof, at the principal office of Bankers Trust Company, in the Borough of Manhattan, City and State of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

     The bonds of Series A shall be subject to redemption prior to maturity, at the option of the Company, as a whole at any time or in part from time to time, upon at least thirty (30) days' notice given as provided in Article Eight hereof and upon payment of the principal amount of the bond or bonds to be redeemed, interest accrued thereon to the date of such redemption, and a premium of three and one-half per cent (3 1/2%) of such principal amount, less one-fourth of one per cent (1 1/4%) of such principal amount for each twenty-four (24) months elapsed from January 1, 1946, to the redemption date; and without premium if such redemption be effected after December 31, 1973.

     SECTION 3.02. Bonds of Series A in the aggregate principal amount of three million five hundred thousand dollars ($3,500,000), in temporary or definitive form, shall upon execution hereof be executed by the Company and delivered to the Trustee and shall be by the Trustee authenticated and delivered upon the written order of the Company, signed by its president. The Trustee shall not, however, be required to authenticate said bonds until this indenture be filed for record as a mortgage upon real estate in the several counties wherein the mortgaged property is located.

      SECTION 3.03. Additional bonds of Series A or of any other series created pursuant to the terms of this indenture, in the aggregate principal amount of one million dollars ($1,000,000), may from time to time be executed by the Company and delivered to the Trustee, and the Trustee shall authenticate and deliver such bonds to or upon the order of the Company signed by its president, upon receipt of:

          (a) If the bonds, authentication whereof is applied for, be the initial bonds of any series, an indenture supplemental hereto and a certified copy of a resolution responsive to the provisions of Section 2.05 hereof;
          (b) Certified copy of a resolution adopted by the board of directors of the Company authorizing the execution and authentication of such bonds;
          (c) Certified copy of a resolution, or an opinion, responsive to subparagraph (c) of Section 4.01 hereof;
          (d) Certified copy of an order or orders and/or an opinion responsive to subparagraph (d) of Section 4.01 hereof;
          (e) A certificate signed and sworn to by the president and by the treasurer of the Company

              (1) setting forth in reasonable detail each lien accrued or created or imposed subsequent to January 1, 1946, upon any property at the time constituting any part of the mortgaged property, or in case of property acquired subsequent to January 1, 1946, accrued or created or imposed subsequent to the acquisition thereof, and remaining undischarged, other than the lien hereof and current taxes;
              (2) setting forth in reasonable detail (i) the net earnings of the Company, as defined in Section 1.01 hereof, for a period of twelve (12) consecutive calendar months ending within ninety (90) days next preceding the authentication of the bonds then applied for, and (ii) the annual bond interest charge of the Company, as defined in Section 1.01 hereof, and a computation showing that such net earnings have been for the period aforesaid at least equal to two (2) times such annual bond interest charge;
              (3) stating that no default exists in respect of any of the covenants, agreements, or provisions of this indenture; and

          (f) A receipt or other evidence responsive to subparagraph (g) of
Section 4.01 hereof and/or an opinion of counsel responsive to said subparagraph; provided that it shall appear by the pertinent certificate responsive to subparagraph (e) of this section that the net earnings of the Company for the period covered by such certificate were not less than two (2) times the annual bond interest charge.

     The Trustee shall have the right, and shall be required, to demand an opinion of counsel responsive to the provisions of Section 4.02 hereof in relation to any lien revealed by any certificate responsive to this article, or otherwise known to the Trustee.

                                  ARTICLE FOUR.

                          BONDS FOR REFUNDING PURPOSES.

      SECTION 4.01. Additional bonds of Series A and/or bonds of any other series created pursuant to the terms of this indenture may from time to time, for the purpose of refunding, principal amount for principal amount, any outstanding underlying bonds, or any bonds of a different series outstanding hereunder, theretofore or simultaneously paid or redeemed, be executed by the Company and delivered to the Trustee, and the Trustee shall authenticate and deliver such bonds to or upon the order of the Company signed by its president, upon receipt of:
          (a) If the bonds authentication whereof is applied for be the initial bonds of any series, an indenture supplemental hereto and a certified copy of a resolution responsive to the provisions of Section 2.05 hereof;
          (b) Certified copy of a resolution adopted by the board of directors of the Company authorizing the execution and authentication of such additional bonds and stating the purpose thereof;
          (c) Certified copy of a resolution adopted by the shareholders of the Company entitled to vote thereon authorizing the issue of such additional bonds, or, in the alternative, an opinion of counsel to the effect that in such resolution is necessary for the validity of such additional bonds or to entitle the same to the security and lien hereof;
          (d) Certified copy of an order issued, by each such commission or other body or official which at the time shall under any pertinent law have power or authority over the issuance of bonds hereunder or the subjection of the mortgaged property or any part thereof to Mortgage liens, authorizing the issuance of such bonds, together with an opinion of counsel to the effect that any order or orders tendered are sufficient, in respect of such additional bonds and in respect of the hereof of for the security of such bonds, to redeem such bonds the valid obligations of the Company and the lien hereof effective for the security thereof, or in the alternative an opinion of counsel to the effect that no such order is requisite in the connections aforesaid;
          (e) Underlying bonds and/or bonds theretofore issued and outstanding hereunder, with all unmatured coupons, if any, attached thereto or delivered there with, in aggregate principal amount equal to the principal amount of the bonds authentication whereof if applied for; provided, however, that in lieu of bonds issued hereunder or underlying bonds called for redemption or in respect of which the Trustee shall have been authorized to publish and otherwise give any requisite notice of redemption, or then about to mature, it shall be sufficient if funds in an amount sufficient to redeem or pay the same shall have been deposited with the Trustee hereunder or with the trustee under the instrument whereunder such underlying bonds are issued and secured, together with irrevocable instructions to apply such funds to the redemption for payment of such bonds, deposit of funds for the redemption or payment of underlying bonds otherwise than with the Trustee to be evidenced by a certificate of the trustee under  the  instrument whereunder such bonds are issued and secured,  but
the Trustee shall not be required to accept or act   upon any such
certificates unless it shall receive   an opinion of counsel to the effect
that the indebtedness evidenced by such bonds is by the deposit of   such
funds effectively paid and discharged, but may   in its discretion waive any
such opinion; provided, further, that in lieu of any underlying bonds paid or redeemed it shall be sufficient if there shall be deposited with the Trustee hereunder a certificate of the trustee under the instrument whereunder such bonds are issued to the effect that such bonds have been effectively retired and cancelled; provided further, that bonds theretofore issued and outstanding hereunder may be deposited with the Trustee under the provisions
of  this section in cancelled or uncancelled form, and in   the case of
underlying bonds the same if any be deposited in cancelled or uncancelled form if at the time there are no other underlying bonds of the same issue, outstanding (other than underlying bonds of the said issue then held by the Trustee hereunder), and if at such time there are outstanding other underlying bonds of the said issue (other than underlying bonds of the said issue then held by the Trustee hereunder) the underlying bonds of the said issue then to be deposited with the Trustee shall be deposited in un cancelled form.
          (f) A certificate signed and sworn to by the president and by the treasurer of the Company
              (1) stating that none of the underlying bonds,   or bonds
issued hereunder tendered to the Trustee, were acquired, redeemed or paid out
of the   proceeds of any property theretofore constituting part of the mortgaged property, or out of any insurance moneys, or through the operation of any fund set up in compliance with any provisions hereof or of any indenture supplemental hereto, or were retired in order to comply with the provisions of Section 7.10 hereof;
              (2) stating that no bonds have been theretofore authenticated
or cash withdrawn or credit taken   under any provision of this indenture or
of any indenture supplemental hereto on account of the acquisition, redemption or payment of such bond;
              (3) stating the aggregated amount of the underlying bonds, of the issue of which those desired to be refunded are a part, outstanding at the time of the acquisition by the Company of the properties on which the same constitute a lien, the amount theretofore refunded and then desired to be refunded through the operation of this section, the aggregate amount of such bonds retired by other means, and the aggregate amount of such bonds remaining outstanding;
              (4) setting forth in reasonable detail each lien accrued or created or imposed, subsequent to January 1, 1946, upon any property at the time constitute any part of the mortgaged property, or, in the case of property acquired subsequent to January 1, 1946, accrued or created or imposed at the time of or subsequent to the acquisition thereof, and remaining undischarged, other than current taxes and assessments and the lien hereof;
              (5) stating that no default exists in respect of any of the covenants, agreements or provisions of this indenture;

          (g) A receipt or other evidence satisfactory to the Trustee establishing the payment of any recording or other tax required by law to be paid in connection with the issues of such additional bonds or for the effectiveness of the lien of this indenture for the security thereof, together with all opinion of counsel to the effect that the taxes paid constitute all taxes of any nature aforesaid, or, in the alternative, an opinion of counsel to the effect that payment of no such tax is requisite in this connection or for the purposes aforesaid; and
          (h) If any of the bonds to be refunded are underlying bonds, an opinion of counsel to the effect that good and valid title has been acquired by the Company to the property which is subject to the mortgage securing such underlying bonds, subject only to the lien of such underlying mortgage, to the lien hereof and to other liens or charges in such opinion described in reasonable detail, and that in the opinion of such counsel such other liens and charges do not within the purview of this indentures materially impair the security hereby afforded.

     The Trustee may accept, in lieu of any certificate of any trustee under any instrument required by any of the terms of this section, other evidence to the effect contemplated satisfactory to the Trustee hereunder.

     All bonds issued hereunder with accompanying coupons, if any, received by the Trustee to be refunded pursuant to the terms of this section shall be incinerated by the Trustee, and the Trustee shall make and deliver to the treasurer of the Company a certificate describing such bonds and accompanying coupons by series, denomination, and number, and certifying, to the incineration thereof.

     Underlying bonds received by the Trustee under the provisions of this section in uncanceled form shall be canceled by the Trustee, and all underlying bonds in canceled form shall be delivered to the treasurer of the Company or upon this written order, for proper disposition, provided, however, that whatever any uncancelled underlying bonds shall be received by the Trustee under the provisions of this section and there shall be outstanding other underlying bonds of the same issue (other than bonds of the said issue then held by the Trustee hereunder), the Trustee shall not cancel the said underlying bonds nor any of the unmatured coupons thereto appertaining, but shall hold the same in pledge as part of the mortgaged property, but if and when the Trustee shall be furnished until satisfactory evidence that all underlying bonds of the said issue (other than bonds of the said issue then held by the Trustee hereunder) have been effectively paid, redeemed or otherwise retired, then the Trustee shall cancel the underlying bonds of the said issue then held by it, together with all interest coupons thereto attached.

     SECTION 4.02. The Company shall furnish to the Trustee an opinion of counsel revealing whether in the opinion of such counsel the existence of any lien other than the lien hereof an liens of underlying mortgages set forth in any certificate delivered to it in connection with any application for the authentication of any bonds under any provision of this indenture, or otherwise known to the Trustee (other than or in excess of liens hereafter in this section provided to be regarded and considered as not materially impairing the security hereby afforded), materially impairs the security afforded hereby for the protection and benefit of the holders of the bonds issued hereunder, including those authentication whereof is then applied for; and in the even that any such lien does in the opinion of such counsel materially impair the security hereby afforded, the Trustee shall not be obliged to authenticate such bonds unless and until such lien be discharged, released or removed, or such other proceedings as may be suggested by such counsel be had, and such counsel shall render to the Trustee an opinion to the effect that such lien does not at the date thereof materially impair the security so afforded. Within the purview of this indenture the following shall not be considered or regarded as materially impairing the security hereby afforded:
          (a) Taxes or assessments not in default, or taxes and assessments in course of contest;
          (b) Each lien by the Company voluntarily created or imposed on its physical properties and by the terms of the instrument creating or evidencing the same made and declared to be subject and subordinate to the lien hereof for the security of all bonds at any time issued and outstanding hereunder; and
          (c) Judgments in respect of which the time for appeal has not elapsed and judgements pending on appeal, not, however, in aggregate amount exceeding three percent (3%) of the aggregate amount of bonds at the time outstanding hereunder, including those authentication of which is then applied for, in respect of which latter judgments appeal bonds in amounts respectively equal at least to the amounts of the respective judgments have been posted.





                                ARTICLE FIVE.

                 BONDS AGAINST PHYSICAL PROPERTY ADDITIONS.

     SECTION 5.01. Additional bonds of Series A or of any other series created pursuant to the terms of this indenture may from time to time be, issued hereunder by the Company in the manner and subject to the limitations provided in this section. In case the Company, subsequent to December 31, 1945, shall acquire bondable property, (as defined in Section 1.01 hereof), through, construction, purchase, consolidation or otherwise, bonds may be issued and authenticated hereunder to the extent in principal amount of sixty per cent (60%) of all net expenditures (as defined in Section 1.01 hereof) so made by the Company for such bondable property, after deducting from such sixty per cent (60%) the aggregate principal amount of any underlying bonds secured by any underlying mortgage on such bondable property at the time of its acquisitions provided (1) that the principal amount of bonds which may be authenticated under the provisions of this section on account of net expenditures for the acquisition of bondable property shall not exceed sixty percent (60%) of the fair value to the Company (determined as provided in Section 1.01 hereof)of such bondable property, and (2) that no bonds shall be issued and authenticated under the provisions of this section unless the net earnings of the Company (as defined in Section 1.01 hereof) for a period of twelve (12) consecutive calendar months ending within ninety (90) days next preceding the authentication and delivery by the Trustee of any such bonds under this section shall have been at least equal to two (2) times the annual bond interest charge of the Company (as defined in Section 1.01 hereof), and (3) that no bonds shall be issued under the provisions of this section for or on account of any expenditures for property which shall have previously been used as a basis for the authentication of bonds or the withdrawal of deposited cash or any other moneys or the release of any property under any provisions of this indenture, or which shall have been made out of any insurance moneys or moneys received from the condemnation, sale or earlier disposition of any of the property of the Company subject to the lien of this indenture, or which shall have been appropriated responsive to the provisions of Section 7.10 hereof to off-set the excess of the amount of indebtedness secured by liens subject to which any bondable property was acquired over an amount equal to sixty per cent (60%) of the cost or fair value, whichever is the smaller, of such bondable property, or which shall have been certified or used to comply with the provisions of any sinking fund or other analogous fund hereafter created within the limitations of this indenture in respect of any series of bonds issued hereunder, if and to the extent that the provisions relating to any such fund preclude the use of any such expenditures as a basis for the authentication and delivery of bonds hereunder.

     No bonds shall be authenticated and delivered by the Trustee under the provisions of this section, except upon receipt by, the Trustee of the following:
          (a) If the bonds authentication whereof is applied for be the initial bonds of any series, an indenture supplemental hereto and a certified copy of a resolution responsive to the provisions of Section 2.05 hereof;
          (b) A certified copy of a resolution of the board of directors of the Company authorizing the execution and authentication of such bonds;
          (c) A certified copy of a resolution, or an opinion of counsel, responsive to subparagraph (c) of Section 4.01 hereof;
          (d) A certified copy of an order or orders and/or an opinion of counsel responsive to subparagraph (d) of Section 4.01 hereof;
          (e) A certificate signed by the President and by the treasurer of the Company, setting forth (1) the gross expenditures for bondable property other than purchased property(other than purchased property) made by the Company in the period covered by the next preceding certificate (which, in the case of the first certificate, shall begin on January 1, 1946, and in the case of each subsequent certificate shall begin at the end of the period covered by teh next preceding certificate), on account of which such bonds are requested to be authenticated, briefly describing such bondable property, and stating that said expenditures have been actually made, or a liability therefor incurred, by the Company, and are not, in the opinion of the officers signing the certificate, in excess of the value of such bondable property at the time of construction, and that no part of such expenditures has been charged by the Company or is properly chargeable to the cost of maintenance or to other operating expense, and (2) the gross expenditures for, and the value (as determined by engineer's certificate in accordance with the provisions of this section) of any purchased property acquired by the Company during the period covered by the certificate, on account of which such bonds are requested to be authenticated, a brief description of such purchased property (identifying the same purchased property within the definition thereof contained in Section 1.01 hereof), the date of its acquisition and the amount and character of the consideration paid therefor, and (3) (a) the aggregate amount of gross retirements of property, as defined in Section 1.01 hereof, made during said period, and (b) the aggregate amount of all net considerations received by the Company during said period as the avails from property released from the lien of this indenture under the provisions of Article Ten hereof, and (4) the aggregate of all amounts charged to income and credited to any reserve for depreciation, retirement, renewal, replacement, or amortization of property during said period, as recorded on the books of the Company, in respect of all depreciable property, which except as to the date of its acquisition or construction would come within the definition of bondable property, owned by the Company from time to time during such period, and (5) a computation showing the net expenditures for bondable property, as defined in Section 1.01 hereof, made by the Company during such period which may be used as the basis for the authentication of additional bonds, and (6) that all such bondable property, including such purchased property, if any, has become subject to the lien of this indenture and is not subject to the lien of mortgage equal or prior in lien to this indenture, except in the case of bondable property acquired subject to any underlying mortgage and in such case describing each such underlying mortgage and stating the principal amount of underlying bonds secured thereby at the time of acquisition, and further stating that the aggregate principal amount of such underlying bonds does not exceed sixty per cent (60%) of the cost or fair value, whichever is the smaller, of the bondable property subject to the lien of shall underlying mortgage or, in the alternative, that the necessary appropriation responsive to the provisions of Section 7.10 hereof has been made to off-set any excess of the principal amount of such underlying bond over an amount equal to sixty per cent (60%) of the cost or fair value, whichever is the smaller, of such bondable property, and (7) that no part of said net expenditures for bondable property has been previously used as a basis for the authentication of any bonds under this indenture or as a basis for the withdrawal of deposited cash or any other moneys or the release of any property under any provision of this indenture or has been made out of any insurance moneys or moneys received from the condemnation, sale or other disposition of any property of the Company subject to the lien of this indenture or has been appropriated or is required to be appropriated responsive to the provisions of Section 7.10 hereof, or has been certified or used to comply with the provisions respecting any sinking fund or analogous fund created hereafter pursuant to the terms of this indenture or, in the alternative, that the provisions relating to any such fund then existing do not preclude the use of any such expenditures as a basis for the authentication of bonds herein under, and (8) any, other facts and data (not specifically required to be shown in some other manner) showing that the Company is entitled under the foregoing provisions of this section to have authenticated the bonds requested to be authenticated;
          (f) A certificate of an independent engineer (conforming to the requirements of this section) certifying to the fair value to the Company, at the date of its acquisition, of any purchased property described in the certificate required on subdivision (e) of this section and on account of which bonds are requested to be authenticated;
          (g) A certificate signed by the president and by the treasurer of the Company setting forth in reasonable detail (i) the net earnings of the Company, is defined in Section 1.01 hereof for a period of twelve (12) consecutive calendar months ending within ninety (90) days next preceding the authentication of the bonds then applied for, and (ii)
    the annual bond interest charge of the Company, as defined in Section
1.01 hereof, and a computation showing that such not earnings have been for the period aforesaid at least equal to two (2) times such annual bond interest charge;
          (h)   A receipt or other evidence responsive to subparagraph (g) of
Section 4.01 hereof, and/or an opinion of counsel responsive to said subparagraph;
          (i) An opinion of counsel to the effect that good and valid title to the bondable property mentioned in the pertinent certificate responsive to subparagraph (e) of this section has been vested in the Company, and that this indenture has been constituted a first and valid lien thereon, subject only to the lien of current taxes and assessments not in default or taxes and assessments in course of contest, underlying mortgages, if any, and such liens as do not within the purview of the provisions of this indenture materially impair the lien hereof on such property for the security of the bonds issued and to be issued hereunder;
          (j) An indenture supplemental hereto specifically subjecting the bondable property described in the pertinent certificate responsive to subparagraph (e) of this section to the lien of this indenture, or in the alternative an opinion of counsel to the effect that such properties are subject to the lien hereof without any such supplemental indenture; and

          (k) A certificate signed by the president and by the treasurer of the Company Stating that the Company is not then in default under any provision of this indenture or of any indenture supplemental hereto.

     Bondable property (other than purchased property) may be sufficiently described for any purpose of this indenture by specifying the location thereof and stating the descriptive name or title of the account or accounts (and subdivisions thereof applicable thereto) under or pursuant to a standard classification of accounts in general use, to which the expenditures made for such property are applicable have been charged or allocated and the amounts thereof.

     SECTION 5.2. The Company shall furnish to the Trustee an opinion of counsel responsive to the provisions of Section 4.02 hereof in relation to any lien revealed by any certificate responsive to Section 5.01 hereof, or otherwise known to the Trustee, and the Trustee shall not be obligated to authenticate any bonds pursuant to Section 5.01 except subject to and in accordance with the terms and provisions of said Section 4.02.

                                   ARTICLE SIX.

                                BONDS AGAINST CASH.

     SECTION 6.01. For the purpose of creating a cash fund available for withdrawal from time to time for the purposes specified in Section 6.02 hereof, additional bonds of Series A and/or bonds of any other series created pursuant to the terms of this indenture may from time to time, to the extent of but not exceeding the amount of cash at the time deposited with the Trustee (provided that the aggregate amount of cash anytime on deposit with the Trustee under the provisions of this article shall not exceed two million dollars ($2,000,000), or an amount equal to ten per cent (10%) of the aggregate principal amount of all bonds at the time outstanding, hereunder together with all underlying bonds outstanding, whichever shall be the greater), be executed by the Company and delivered to the Trustee, and the Trustee shall authenticate and deliver such bonds to or upon the written order of the Company signed by its president, upon receipt of:
          (a) If the bonds authentication whereof is applied for be the initial bonds of any series, an indenture supplement hereto and a certified copy of a resolution to the provisions of Section 2.05 hereof:
          (b) Certified copy of a resolution of the board of directors of the Company authorizing the execution, and authentication of such bonds and directing the deposit with the Trustee of an amount of cash equal to the principal amount of the bonds authentication whereof is applied for;
          (c) Certified copy of a resolution, or an opinion, responsive to subparagraph (c) of Section 4.01 hereof;
          (d) Certified copy of an order or orders and/or an opinion, responsive to subparagraph (d) of Section 4.01 hereof;
          (e) A certificate signed bill the president and by the treasurer of the Company setting forth in reasonable detail (i) the net earnings of the Company, as defined in Section 1.01 of this indenture, for a period of twelve (12) consecutive calendar, months ending within ninety (90) (days next preceding the authentication of the bonds then applied for, and (ii) the annual bond interest charge of the Company is defined in Section 1.01 hereof, and a computation showing that such net earnings have been for the period aforesaid at least equal to two (2) times such annual bond interest charge;
          (f) A receipt or other evidence responsive to subparagraph (g) of
Section 4.01 hereof, and/or an opinion of counsel responsive to said subparagraph;
          (g) A certificate responsive to subparagraph (k) of Section 5.01 hereof; and
          (h) Cash in the amount equal to the principal amount of the bonds; authentication whereof is applied for;
provided that it shall appear by the pertinent certificate responsive to subparagraph (e) of this section that the net earnings of the Company for the period covered by such certificate were not less than two (2) times the annual bond interest charge.

     The Trustee shall have the right, and shall be required to demand an opinion of counsel responsive to the provision of Section 4.02 hereof, in relation to any lien revealed by any certificate responsive to this article or otherwise known to the Trustee.

     SECTION 6.02. Cash received by and on deposit with the Trustee under the provisions of this article may, from time to time, be withdrawn on orders of the Company signed by its president and treasurer for the purpose of paying or redeeming bonds issued and outstanding hereunder or outstanding underlying bonds, or for the making of physical property additions, upon receipt by the Trustee of showings and of bonds responsive to Article Four, and/or showings responsive to Article Five (exception however, matter or text in respect of the net earnings of the Company and the annual bond interest charged) adjusted to the withdrawal of such cash, in amount not in excess of the limitations in each of said articles provided in respect of the amount of bonds which may be authenticated thereunder, disregarding, however, all limitations as to the relation of the net earnings of the Company to the annual bond interest charge.

                                ARTICLE SEVEN.

                              GENERAL COVENANTS.

     SECTION 7.01. The Company covenants, agrees and undertakes that it will faithfully do and perform and at all times fully observe any and all covenants, undertakings, stipulations and provisions contained in each and every bond executed, authenticated and delivered hereunder, irrespective of series, and in the several and successive indentures supplemental hereto and in the resolutions adopted by its board of directors pursuant to or in observance of the provisions of this indenture. The Company covenants that it will promptly make, execute and deliver all indentures supplemental hereto or otherwise, and take all such further action as may reasonably be deemed by the Trustee or by counsel necessary or advisable for the better securing of any bonds issued or to be issued hereunder, or for better assuring and confirming unto the Trustee the mortgaged property or any part thereof.

     SECTION 7.02. The Company further covenants that it will, not less than Seventy-five (75) days before the expiration of five (5) years from and after the date of this indenture, execute, acknowledge and deliver to chattel mortgage, supplemental to this indenture, in form satisfactory to the Trustee, mortgaging all of the personal property then owned by the Company (other than personal property of the character specifically excepted from the lien of this indenture) as security for the bonds issued and to be issued under this indenture, and will cause such chattel mortgage to be filed as such in the proper public office in each and every county wherein any of the said personal property then owned by the Company is then located. The Company further covenants that, not less than seventy-five (75) days before the expiration of five (5) years from and after the earliest date of filing of the first chattel mortgage executed and delivered pursuant to the foregoing provisions of this section, and not less than seventy- five (75) days before the expiration of five (5) years from and after the earliest date of filing, of each other chattel mortgage executed and delivered pursuant to the provisions of this section, it will execute, acknowledge and deliver a further chattel mortgage supplemental to this indenture, in form satisfactory to the Trustee, mortgaging all of the personal property then owned by the Company (other than personal property of the character specifically excepted from the lien of this indenture) as security for the bonds issued and to be issued under this indenture, and will cause each such chattel mortgage to be filed as such in the proper public office in each and every county wherein any of the personal property then owned by the Company is then located. It is the intention lieu of that a new chattel mortgage of the character above specified shall be executed, acknowledged, delivered and filed not less than seventy-five (75) days before the expiration of five (5) years from and after the date of this indenture and not less than seventy-five (75) days before the expiration of five (5) years from the earliest date of filing of each subsequent chattel mortgage executed, acknowledged, delivered and filed pursuant to the requirements of this section. The Company further covenants that at the time of the execution and delivery and of the filing of each such chattel mortgage the personal property therein described and intended to be covered by the lien thereof and hereof shall be free of all liens and encumbrances, excepting only (a) the lien of any underlying mortgage or mortgages subject to which any of such personal property may have been acquired after the date of this indenture, (b) the lien of this indenture, as supplemented by the said chattel mortgage then filed, for the security of the bonds issued and to be issued hereunder, and (c) the lien of current taxes and assessments not in default; it being the intention hereof that this indenture, as supplemented by the respective chattel mortgages to be executed and filed as above provided and by any other supplemental indentures or instruments of further assurance executed and delivered pursuant to the provisions of this indenture, shall always be and constitute a first and prior lien, subject only to the lien of current taxes and assessments not in default, on all of the property, both real and personal, owned by the Company at the date of this indenture (other than property of the character specifically excepted from the lien of this indenture), and on all property hereafter acquired by the Company (other than property of the character specifically excepted from the lien of this indenture), subject only as to such after-acquired property to such underlying mortgages as may constitute a lien on such property at the time of its acquisition and to the lien of current taxes and assessments not in default, all for the benefit and security of the bonds issued and to be issued under this indenture. The Company further covenants that if at the time any such chattel mortgage is to be executed and filed there shall exist any lien or encumbrance upon any of the property of the Company (other than property of the character specifically excepted from the lien of this indenture), except the liens and encumbrances mentioned under clauses (a), (b) and (c) of this paragraph, the Company will, prior to the filing of such chattel mortgage. pay and discharge all indebtedness, and obligations secured by any such lien or encumbrance then existing, and will procure and cause to be recorded and/or filed in the proper public office or offices an instrument duly releasing and discharging each such lien or encumbrance.

     SECTION 7.03. The Company covenants that it will promptly pay the principal of and interest on every bond issued hereunder and secured hereby in the medium of payment specified in each such bond, at the dates and places, and in the manner prescribed in such bonds, and that it will, in apt time prior to the maturity of each installment of interest and in apt time prior to the maturity of every such bond, deposit with the Trustee (in cash funds or in canceled coupons, in the case of interest rep- resented by such coupons, or bonds maturing on the date of maturity then next approaching) the par amount of such interest or interest and principal together with sufficient additional funds to pay the reasonable fees of the several paying agents, and to enable all bonds and/or coupons to be paid without deduction of or for any tax as and to the extent in such bonds respectively provided.

     The Trustee shall from time to time incinerate all bonds and/or coupons issued hereunder which shall have been paid or redeemed and/or canceled, and deliver to the treasurer of the Company a certificate wherein shall be set forth descriptions of all such bonds and/or coupons by series, date of execution or maturity, number and amount, and the fact of such incineration. Any such certificate shall be deemed to be, and shall be accepted by the Trustee and its successors hereunder as conclusive evidence of the payment and cancellation of said bonds and coupons, for all purposes of this indenture or any release thereof, to the same extent is if the bonds and coupons so incinerated were themselves presented and surrendered.

     SECTION 7.04. In order to prevent any accumulation of coupons or installments of interest after their maturity, the Company covenants and agrees that it will not directly or indirectly extend or assent to the extension of the time for payment of any coupon or installment of interest secured hereby be purchase or funding of coupons or otherwise. In case the time for payment of any such coupon or installment of interest shall be so extended, such coupon or instalment of interest shall not be entitled in case of any default hereunder to the benefit or security of this indenture, except subject to the prior payment in full of the principal of all bonds issued and outstanding hereunder, and of so much of the accrued interest on such bonds as shall not have been so extended.

     SECTION 7.05. The Company covenants and it is a condition of this indenture (a) that, except as to that part of the mortgaged property which may be hereafter acquired, the Company is now well seized of the physical properties hereby by it mortgaged or intended so to be, subject only to current taxes and assessments which are not delinquent, and has good right, full power and lawful authority to grant, bargain, sell, warrant, convey, transfer, mortgage, pledge and assign such physical properties in the manner and form herein respectively done or intended, and that it has, and, subject to the provisions hereof, will preserve good and indefeasible title to all the mortgaged property and will warrant and forever defend the same to the Trustee against the claims of all persons whomsoever;(b) that the Company will promptly pay or cause to be paid all lawful taxes, charges and assessments at any time levied or assessed upon or against the mortgaged property, and/or upon or against the interest therein of the Trustee and/or of each bondholder, and/or upon or a against the debt at any time secured hereby, and that the Company will pay any mortgage tax or mortgage recording tax levied under the laws of the State of Nebraska upon or in respect of this indenture or the debt secured hereby or any indenture supplemental hereto; provided, however, that no such tax, charged or assessment shall be required to be paid so long as the validity of the same shall in good faith be contested, after at least ten (10) days' written notice to the Trustee, and security for the payment of the same satisfactory to the Trustee shall, if requested by the Trustee, be provided; (c) that there are not now outstanding, and that the Company will not at any time create or allow to accrue or exist, any liens prior to the lien of this indenture upon the mortgaged property or any part thereof, save only any mortgage or mortgages on any property hereafter acquired by the Company subject to which such property may be acquired and liens for taxes and assessments which are not delinquent; and (d) that neither the value of the mortgaged property nor the lien of this indenture will be diminished or impaired in any way as a result of any action or nonaction on the part of the Company. The Company further covenants that it will cause this indenture and all indentures supplemental hereto to be recorded and filed and re-recorded and refiled in such manner and in such places and at such times as may be required by law in order fully to preserve and protect the security of the bondholders and the rights of the Trustee.

     SECTION 7.06. The Company covenants that all underlying bonds which may be secured by lien upon any part of the mortgaged property acquired by the Company after January, 1946, will be paid, or refunded under and in accordance with the provisions of this indenture, at or before the respective maturities of such bonds; and that all of the covenants, conditions and agreements of each underlying mortgage will in all respects be fully complied with.

     The Company further covenants that it will, forthwith upon the acquisition of any property subject to the lien of any mortgage or other indenture securing bonds or other evidences of indebtedness, cause each such mortgage or other indenture to be closed and will file with the trustee or mortgagee thereunder an instrument of closure, and will permit no additional bonds or other evidences of indebtedness to be issued thereunder nor any additional indebtedness in any manner to be secured thereby; but nothing herein contained shall be taken to prevent the issuance of bonds or other evidences of indebtedness under any such underlying mortgage for the purpose of replacing any lost, mutilated, destroyed or stolen bonds or other evidences of indebtedness or of effecting such exchanges as may be permitted by such mortgage or other indenture.

     The Company further covenants that it will acquire no properties subject to the lien of any underlying mortgage if such acquisition would operate to increase the aggregate principal amount of all then underlying bonds (other than underlying bonds for the purchase, payment or redemption of which cash in the necessary amount shall have been irrevocably deposited with the trustee or mortgagee under the underlying mortgage or mortgages securing the same and other than underlying bonds deposited with the Trustee hereunder) to an amount greater than twenty per cent (20%) of the aggregate principal amount of all bonds at the time issued an outstanding under this indenture.

     SECTION 7.07. The Company covenants that it will, subject to the provisions of this indenture, at all times maintains its corporate existence and right to carry on business; that its business will be carried on and conducted in an efficient manner; that all property, plants, appliances, systems and equipment of the Company useful and necessary in the carrying on of its business will be kept in thorough repair and maintained in a state of high operating efficiency corresponding to the progress of the industry; that it now has complete and lawful authority and privilege to maintain and operate its entire plants and properties, and that no right, franchise or privilege of the Company will be allowed to lapse or be forfeited so long as the same shall be necessary for the carrying on of the business of the Company, or any part thereof; provided, however, that the expiration by lapse of time of any right, franchise or privilege shall not constitute a violation of this covenant, but the Company hereby expressly covenants that the Company will exercise its best endeavors and any and every proper means to procure extension or renewal of each and every such right, franchise or privilege so expiring and necessary or desirable for the maintenance and operation of any of its plants or properties or any part thereof.

     The Company further covenants that it will not go, or suffer itself to be put, into bankruptcy or insolvency, or cause or permit a receiver or trustee to be appointed of or for itself or its property, or any part thereof, or cause or permit to be filed a petition for relief or reorganization under any of the provisions of the Bankruptcy Act, as the same may be from time to time amended.

     SECTION 7.08. The Company covenants that it will include in its annual operating expenses, in addition to reasonable and sufficient expenditures for maintenance and repairs, a reasonable and sufficient provision for renewals, replacements and depreciation, which amount shall not be less than a sum computed at such annual rate of depreciation as may be fixed and determined by any state or federal regulatory body or court having jurisdiction in the premises, and compliance with any such order shall not constitute a default hereunder, and in so far as amounts so provided are not actually expended for renewals or replacements of its physical properties, the balance shall be carried in a depreciation reserve or other similar account against which may be charged actual expenditures for renewals, replacements and retirements.


     SECTION 7.09. The Company covenants that it will not declare or pay any dividend (except dividends payable in shares of stock of the Company) on any shares of its stock of any class if the aggregated amount so distributed after December 31, 1945, would exceed the aggregate amount of the net earnings of the Company, properly available for the payment of dividends, accrued subsequent to December 31, 1945, plus the sum of $250,000.

     SECTION 7.10. The Company covenants that if it shall acquire any property subject to any lien securing indebtedness in excess of sixty per cent (60%) of the cost of such property including such indebtedness, or of the fair value thereof, whichever shall be the smaller, it will at the time of such acquisition cause such indebtedness in excess of such percentage to be discharged or will offset such part of such indebtedness as shall exceed such percentage by appropriation, net expenditures for bondable property in an aggregate amount equal to one hundred sixty-six and two-thirds per cent (166 2/3%) of such excess, such appropriating to be evidenced by resolution of the board of directors of the Company, certified copy, whereof shall be deposited with the Trustee, together with all certificates, opinions, and other instruments necessary under the provisions of Article Five hereof to constitute such expenditures the basis for the authentication of bonds hereunder, not including certified copies of resolutions, order, opinions and receipts pertinent to the issuance of bonds on account of such expenditures; or will cause bonds issued hereunder or underlying bonds in aggregate principal amount not less than the amount of such excess to be retired, which bonds shall not be refundable hereunder.

     SECTION 7.11. The Company covenants that proper books of record and account will be kept in which full, true and correct entries will be made of all dealings or transactions of or in relation to the plants, properties, business and affairs of the Company, and that it will:

          (a) Not later than forty-five (45) days after the expiration of each calendar month, furnish to the Trustee a statement in reasonable detail showing the income and surplus of the Company for the calendar month then last expired and a balance sheet of the Company as of the last day of such calendar month;
          (b) From time to time furnish to the Trustee such data as to the plants, properties and equipment of the Company as the Trustee shall reasonably request;
          (c) Not later than one hundred twenty (120) days after the expiration of each fiscal year of the Company, furnish to the Trustee statements of the income and of the surplus of the Company for such fiscal year and a balance sheet of the Company as of the last day of such fiscal year, and such income and surplus statements and balance sheets shall set forth in reasonable detail the results of the operations and the financial condition of the Company and shall be prepared by, and accompanied by the certificate or opinion of, certified public accountants selected by the Company and satisfactory to the Trustee (who may be the certified public accountants regularly employed by the Company to audit and examine its books).

     The accountants making the successive audits in this section provided for shall in and by each such audit state whether it appears to such accountants from examination of the pertinent books and records that compliance has been had during the period covered by such audit with the covenants and conditions of this indenture in respect of this issuance of bonds hereunder during such period and with the provisions of Sections 7.09 and 7.10 hereof; and if in any such audit it shall be stated that it appears from such examination that bonds have been issued during such period under any of the provisions hereof in excess of the amount properly issuable, or if the provisions of Section 7.10 hereof have not been fully observed and performed, the Trustee shall refuse to authenticate further bonds unless and until by the appropriation of additional net expenditures for bondable property as herein provided or by discharge of any excess indebtedness the condition thus found shall have been rectified. As to whether any such condition shall have been rectified the Trustee shall be protected in relying upon an opinion of counsel, but may demand a supplemental audit made by such accountants.

     The Company further covenants that its plants and properties and all books, documents and vouchers relating to the plants, properties, business and affairs of the Company shall at all times be open to the inspection of such accountants, engineers or other agents or exerts as the Trustee may from time to time designate; but the Trustee shall have no duty to make any such inspection.
     SECTION 7.12. The Company covenants that it will not be a party to any merger or consolidation nor will it sell, convey, transfer or lease, subject to the lien of this indenture, all or substantially all of the mortgaged property to any other entity, except in accordance with and upon the terms and conditions specified in article twelve of this indenture.

     SECTION 7-13. The Company covenants that it will at all times keep insured such of its plants, buildings, stations, machinery, equipment and apparatus as are usually insured by companies operating like properties to the reasonable insurable value thereof against destruction or damage by fire or other accident or hazard against which insurance is usually carried by companies operating like properties in the same region; that all policies for such insurance shall have attached thereto the New York standard mortgagee clause (without contribution) and all losses thereunder shall be payable to the Trustee hereunder; provided, however, that if any property so insured is covered by any such mortgage or other instrument the lien of which on such property shall be prior to that of this indenture, the losses under the policies for such insurance, until final satisfaction and release of such prior mortgage or other instrument, may be made payable to and such policies may be deposited with the mortgagee or trustee under such prior mortgage or other instrument, it being hereby stipulated and agreed that upon the satisfaction and release of such prior mortgage or other instrument, it being hereby stipulated and agreed that upon the satisfaction and release of such prior mortgage or other instrument any insurance moneys then in the hands of the mortgagee or trustee thereunder shall forthwith be paid over to the Trustee hereunder. In the case of any loss covered by the policy of insurance, any appraisement or adjustment of such loss and settlement and payment of indemnity therefor which shall be agreed upon between the insured and the insurance company and which shall be approved in writing by some person appointed by the insured and approved by the Trustee hereunder shall, upon the written request of the insured, be consented to by the Trustee.

     Section 7.14. All insurance moneys received by the Trustee under the provisions of Section 7.13 hereof shall be held by the Trustee as pledged funds hereunder, and shall be paid out from time to time upon written orders of the Company:

          (a) For the purpose of paying the reasonable cost of replacing part or all of the property destroyed or damaged, or

          (b) To reimburse the Company for net expenditures for bondable property as defined in Section 1.01 hereof, except that such insurance moneys may be withdrawn for the full amount of such net expenditures, after deducing from such amount the aggregate principal amount of any underlying bonds secured by lien on any property acquired as an entirety or substantially as an entirety by means of such net expenditures, and without regard to earnings; provided, however, that such net expenditures shall not previously have been made the basis for the issuance of bonds or the withdrawal of cash or the taking of credit under any provision of this indenture; or
      (c) For the purchase or redemption at not exceeding par and accrued interest of bonds issued and outstanding hereunder or underlying bonds on account of which no bonds shall have been or shall be issued or credit taken or cash withdrawn under any provision of this indenture; all such bonds so purchased shall, in the case of bonds issued hereunder, be incinerated by the Trustee and a certificate of such incineration delivered to the treasurer of the Company, and, in the case of underlying bonds, be cancelled and delivered to the treasurer of the Company for proper disposition if there are no other underlying bonds of the same issue then outstanding, and if at the time there shall be outstanding other underlying bonds of the same issue, the underlying bonds so purchased shall not be cancelled but shall be held by the Trustee as a part of the mortgaged property until the Trustee shall be furnished with satisfactory evidence that all other underlying bonds of the said issue have been effectively paid, redeemed or otherwise retired.

     All orders of the Company for the withdrawal of insurance moneys shall be signed by the treasurer of the Company, and prior to the presentation thereof to the Trustee the Company shall deliver to the Trustee sworn statements of its president and its treasurer showing that such orders are drawn for one or more of the purposes for which insurance moneys may be paid out under the provisions of this section. The Trustee shall have the right, but shall not be obliged, to require the Company to furnish such further evidence in the premises as the Trustee may deem necessary in order to establish the right of the Company to the payment of any such order.

     Any insurance moneys received by the Trustee on account of any one loss not exceeding five thousand dollars ($5,000) may be forthwith paid over to the treasurer of the Company to be by the Company used for the purposes aforesaid and in due time, not exceeding ninety (90) days after the date of such payment, accounted for to the Trustee, otherwise to be returned to the Trustee.

                                ARTICLE EIGHT.

                   PROVISIONS RELATING TO REDEMPTION OF BONDS.

     SECTION 8.01. Whenever the Company shall by resolution of its board of directors, certified copy of which shall be, filed with the Trustee, determine to exercise its right to redeem any bonds issued hereunder and by their terms subject to redemption, or whenever the Trustee shall have on hand any sinking fund moneys at the time applicable to the redemption of any bonds issued hereunder, notice of such redemption (including the series, date, and maturity, and, if less than all bonds of any series, the numbers of the bonds to be redeemed) shall be published by the Company or the Trustee (in the discretion of the Trustee) in one daily newspaper published and of general circulation in the City of Chicago and State of Illinois and in one daily newspaper published and of general circulation in the Borough of Manhattan, City and State of New York. Any such published notice shall be sufficiently given if it shall have been published three (3) times in each such newspaper at intervals of not less than seven (7) days between successive publications, and the first such publication shall have been made in such newspaper at least a number of days prior to the date fixed for such redemption equal to the number of days' notice on which the bonds proposed to be redeemed are by their terms or by the terms of any indenture supplemental hereto subject to redemption. Copies of such notice of redemption shall (only for the convenience of the holders of bonds register as to principal and fully registered bonds) be mailed by the Company or the Trustee to the holder of each bond registered as to principal and each fully registered bond so called for redemption, at the last post office address of such holder shown on the registration books of the Company at the office of the Trustee; provided, however, that failure to give such notice by mailing shall not affect the validity and effectiveness of any such published notice as against the holders of bonds registered as to principal or fully registered bonds or otherwise. The bonds to be redeemed, if less than all the outstanding bonds of any series, shall in all cases be determined by the Trustee by lot. In any determination by lot as herein provided, each bond of a denomination in excess of one thousand dollars ($1,000) shall be represented by a separate number for each one thousand dollars ($1,000) principal amount thereof. If less than the entire principal amount of any such bond shall be called for redemption, said notice shall also state the portion of the principal amount thereof to be redeemed and that, upon presentation of such bond for redemption, there will be issued in lieu of the unredeemed portion thereof a new bond or bonds, of aggregate principal amount equal to such unredeemed portion. All bonds so redeemed shall be cancelled by the Trustee and incinerated.

     The foregoing provisions are subject to these conditions, namely, (a) that if all of the bonds then outstanding of any series to be partially redeemed are either coupon bonds registered as to principal or fully registered bonds without coupons, the numbers of the bonds so to be redeemed need not be determined by the Trustee by lot but may be determined by the Trustee in accordance with the provisions of any written agreement duly executed by the registered owners of all bonds of such series then outstanding and filed with the Trustee prior to the time of such determina-tion, and (b) that if all of the bonds to be redeemed are either coupon bonds registered as to principal or registered bonds without coupons, notice of redemption need not be published but may be sent by registered mail to the registered owners of the bonds to be redeemed at their addresses appearing upon the registration books, and in such case such notice shall be mailed not less than thirty (30) days prior to the date fixed for redemption.

     SECTION 8.02. If the amount necessary to redeem any bonds called for redemption as aforesaid shall have been deposited with the Trustee for the account of the holder or holders of such bonds on or before the date specified for such redemption, and all proper charges and expenses of the Trustee in connection therewith shall have been paid, and the notice hereinbefore mentioned shall have been duly given, the bonds called for redemption shall upon the date fixed for redemption thereof cease to bear further interest or to be secured hereby. The Trustee shall not be required to give notice of any call for redemption unless the amount necessary to redeem the bonds to be called and to pay all proper charges and expenses of the Trustee in connection therewith shall have been deposited with the Trustee as aforesaid. In case any question shall, arise as to whether any such notice shall have been sufficiently given such question shall be decided by the Trustee, and the decision of the Trustee shall be final and binding upon all parties in interest.

                               ARTICLE NINE.

                            DEFAULT PROVISIONS.

    SECTION 9.01. The following events are hereby defined as and are declared to be and to constitute "events of default":
            (a) Default in the due and punctual payment of any interest on any bond hereby secured and outstanding and the continuance thereof for a period of thirty (30) days; or
            (b) Default in the due and punctual payment of the principal of any bond hereby secured and outstanding, on maturity thereof by lapse of time, by call for redemption, or by declaration as in Section 9.02 hereof provided; or
            (c) Default in the due observance or performance of any covenant, condition, agreement or undertaking in this indenture, or in any indenture supplemental hereto, contained on the part of the Company, and the continuance thereof for a period of sixty (60) days after written notice thereof to the Company from the Trustee or from the holders of not less than fifteen per cent (15%) in principal amount of the bonds at the time out-standing; or
            (d) The Company shall become insolvent or shall admit in writing its inability to pay its debts generally as they become due or shall file a petition in bankruptcy or shall make an assignment for the benefit of its creditors or shall consent to the appointment of a receiver of itself or of the whole or of any substantial part of the mortgaged property, or, on a petition in bankruptcy filed against it, be adjudicated a bankrupt; or
            (e) An order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Company, a receiver of it or of the whole or any substantial part of the mortgaged property and such order, judgment or decree shall not have been vacated or set aside or stayed within ninety (90) days after the entry of such order, judgment or decree; or
            (f) A petition shall be filed by or against the Company under the provisions of Chapter X of an Act to establish a uniform system of bankruptcy throughout the United States, approved July 1, 1898, as amended, or a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed by or against the Company under the provisions of said Chapter X, or if under the provisions of any other law for the relief or aid of debtors any court of competent jurisdiction shall assume custody, control or supervision of the Company or of the whole or any substantial part of the mortgaged property and such order, judgment or decree or such custody, control or supervision, as the case may be, shall not be vacated or set aside or otherwise terminated or stayed within thirty (30) days after written notice thereof to the Company from the Trustee, which in its discretion may and upon the written request of the holders of fifteen per cent (15%) in principal amount of the bonds at the time outstanding shall, give such notice; or
          (g) A judgment for the payment of money in excess of $50,000 shall be rendered against the Company and such judgment shall remain unsatisfied and execution thereon shall remain unstated for a period of sixty (60) days after the entry of such judgment, or such judgment shall remain unsatisfied for a period of sixty (60) days after the termination of any stay of execu-tion thereon entered within such sixty (60) day period.

     SECTION 9.02. In case any one or more of the events of default defined in Section 9.01 hereof shall have occurred and be continuing, then in any such case the Trustee may, and upon the written request of the holders of twenty per cent (20%) in principal amount of the bonds then outstanding hereunder and upon being indemnified to its satisfaction, shall, by notice in writing to the Company, declare the principal of all bonds hereby secured and then outstanding to be due and payable immediately, and, upon any such decla-ration, the said principal shall become and be due and payable immediately, anything in this indenture or in said bonds to the contrary notwithstanding.

     SECTION 9.03. In case any one or more of the events of default defined in Section 9.01 hereof shall have occurred and be continuing, then and in every such case the Trustee (A) may enter upon and take possession of the mortgaged property or any part or parts thereof, collect and receive all rents, tolls, issues, income and profits therefrom and operate and conduct the business of the Company to the same extent and in the same manner as the Company might lawfully do; (B) may cause this indenture to be foreclosed and the mortgaged property or any part or parts thereof to be sold; (C) may proceed to protect and enforce the rights of the Trustee and the bondholders hereunder, whether for the specific performance of any covenant, condition, agreement or undertaking herein contained, or in aid of the execution of any power herein granted, or for the enforcement of such other appropriate legal or equitable remedy as may in the opinion of counsel be most effectual to protect and enforce the rights aforesaid; and (D) shall be entitled upon or at any time after the commencement of any legal proceedings instituted in case of default, as a matter of strict right, without notice to the Company or any one claiming under it, and without giving any bond to the Company or any one claiming under it, to the appointment of a receiver of the mortgaged property or any part thereof and of the rents, tolls, issues, income and profits thereof and of each and every the rights and properties of the Company, with power to operate and conduct the business of the Company; and the Company does hereby expressly waive the giving of any bond by the Trustee, and does waive all notice of application for such appointment, and does hereby irrevocably consent to such appointment. The Company hereby consents that any such receiver shall have all the usual powers and duties of receivers in similar cases, with full power to lease the mortgaged property or any part thereof for any term approved by the court, and shall apply the moneys collected through rents and through the operation and management of the mortgaged property to the payment of reasonable compensation for its services and its attorneys' and counsels services and to the payment of the expenses and charges of operating the mortgaged property, whether arising be-fore or after judicial sale, including insurance, repairs and supplies, and the balance, if any, toward the payment of the indebtedness hereby secured and of any deficiency decree which may be entered in such proceedings. If in any foreclosure proceeding the mortgaged property shall be sold for a sum less than the total amount of the indebtedness for which judgment is therein given, the judgment creditor shall be entitled to the entry of a deficiency decree against the Company for the amount of such deficiency, and the Company does hereby irrevocably consent to the appointment of a receiver of the mortgaged property and of the rents, tolls, issues, income and profits thereof after such sale, during the period or periods, if any, allowed by law for redemption of the property so sold and during which the Company would otherwise under the law be entitled to possession of the mortgaged property and until such deficiency decree is satisfied in full.

     The Trustee shall take any action authorized or contemplated by this section if requested so to do by the holders of twenty per cent (20%) in principal amount of the bonds then outstanding hereunder, or if such default shall be primarily in respect of a part only of the bonds at the time outstanding hereunder, which part shall constitute less than fifty per cent (50%) in principal amount of the bonds at the time outstanding hereunder, then the Trustee shall take any such action if requested so to do by the holders of fifty per cent (50%) in principal amount of the bonds in respect of which such default shall have occurred; provided, however, in each case that the Trustee in its discretion may demand indemnity satisfactory to it as a condition precedent to the taking of any such action, and provided further that the Trustee shall not be required, except in its sole discretion, to exercise any right of entry upon or possession of the mortgaged property or any part thereof.

     In case the Trustee shall enter upon and take possession of the mortgaged property, or any part thereof, as in this section provided, it shall be entitled to collect and to receive all income, rents, tolls, issues and profits of the mortgaged property or such part thereof, as the case may be, and after paying the expenses of operating such property and of conducting the business thereof, and of repairs, renewals, replacements and maintenance, and all sums which may be paid for taxes, assessments, insurance, liens or charges upon such property, or any part thereof, as well as just and reasonable compensation for the services of the Trustee, and for the services of its agents, attorneys, receivers, employees and counsel, shall apply the money arising as aforesaid as follows:

          (1) In the event the principal of the bonds outstanding hereunder, or any of them, shall not have become due, to the payment of interest in default, with interest thereon at the highest rate borne by any bonds at the time outstanding hereunder, such payments to be made ratably to the persons entitled thereto, without discrimination or preference and without reference to the date of maturity of the respective coupons evidencing any such interest except as provided in Section 7.04 hereof;
          (2) In the event the principal of the bonds outstanding hereunder, or any of them, shall have become due by lapse of time, by call for redemption or by declaration, to the payment of all accrued and unpaid interest on all bonds outstanding hereunder, with interest on the overdue installments thereof at the highest rate borne by any bonds at the time outstanding hereunder, without reference to the date of maturity of the respective coupons representing any such interest, and thereafter to the payment of the principal amount of all such bonds so due; in each case such payments to be made ratably to the persons entitled thereto, without discrimination or preference whatever except as otherwise provided in Section
7.04 hereof.

     Upon payment in full of whatever may be due for principal and interest as aforesaid, or for other purposes, and after reserving an amount sufficient to pay the then next accruing installment of interest on all bonds outstanding hereunder, the mortgaged property shall be returned to the Company, or to whomsoever shall be lawfully entitled thereto.

     SECTION 9.04. The Trustee shall waive any default hereunder and its consequences and rescind any declaration of maturity of principal upon the written request of the holders of seventy-five per cent (75%) in principal amount of the bonds at the time outstanding hereunder or, if the default to be waived be primarily in respect of a part only of the bonds at the time outstanding hereunder, upon the written request of the holders of seventy-five per cent (75%) in principal amount of the bonds in respect of which such default shall have occurred, if prior to waiver or rescission such default shall be made good, and any arrears of interest, with interest on overdue installments of interest, for each bond in respect of which default shall have occurred, at the rate borne by such bond, and all expenses of the Trustee shall have been paid or provided for; provided, however, that there, shall not be waived any default in the payment of the principal of any bonds issued and outstanding hereunder at the date of maturity specified therein; and in case of any such waiver or rescission, or in case any proceedings taken by the Trustee on account of any such default shall have been discontinued or abandoned, or determined adversely, then and in every such case the Company, the Trustee and the bondholders shall be restored to their former positions and rights hereunder, respectively, but in such waiver or rescission shall extend to any subsequent or other default, or impair any right consequent thereon.

     SECTION 9.05. The Company will not, at any time, insist upon or plead, or in any manner whatever claim, or take the benefit or advantage of any stay or extension otherwise available to it under any law now or at any time here-after in force, nor claim, take or insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the mortgaged property, or any part thereof, prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to any decree, judgment or order of any court of competent jurisdiction; nor, after any such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state, or otherwise, to redeem the property so sold, or any part thereof, and hereby expressly waives all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to the Trustee but will suffer and permit, the execution of every such power as though no such law or laws bad been made or enacted.

     SECTION 9.06. The proceeds of any judicial sale of the mortgaged property, together with any funds at the time held by the Trustee and not otherwise appropriated, shall, subject to all the provisions of Section 7.04 hereof, be applied as follows: First-To the payment of all costs of such sale and of the suit or suits wherein such sale may have been ordered, including all reasonable fees and all expenses of the Trustee together with reasonable counsel fees and all costs of advertising and conveyance; Second-To the payment of all other expenses of the trust hereby created, including all moneys advanced by the Trustee or the bondholders hereunder for taxes, tax deeds, assessments, abstracts, maintenance, repairs, liens and insurance, with interest thereon at the highest rate borne by any bonds at the time outstanding hereunder; Third-To the payment of the whole amount then due and unpaid either for principal or interest or for both principal and interest upon the bonds issued hereunder old remaining unpaid with interest on the overdue installments of interest at the highest rate borne by any bonds at the time outstanding hereunder; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid, then to the payment of such principal and interest ratably according to the aggregate of such principal and interest, without preference or priority of any one series of bonds over any other series or of principal over interest or of interest over principal or of any installment of interest over any other installment of interest, except as to the difference, if any, in the respective rates of such interest.

     The overplus of the purchase money, if any, shall then be paid to the Company or whatsoever shall be lawfully entitled thereto.

     SECTION 9.07. Tn case of any such judicial sale of the mortgaged property, or any part thereof, any bondholder or bondholders, any committee of bondholders, or the Trustee any bid for and purchase such property, or any part hereof, and, upon compliance with the terms of sale, may hold, retain, possess and dispose of such property in their or its own absolute right, without further accountability, and shall be entitled, for the purpose of making settlement or payment for the property purchased, for use and apply my bonds hereby secured, and any matured and unpaid coupons, by presenting such bonds and coupons in order that there may be credited thereon the sum appor-tionable and applicable thereto out of the net proceeds of such sale; and thereupon each such purchaser shall be credited on account of such purchase price with the sum apportionable and applicable out of such net proceeds to the payment of or as credit on the bonds and coupons so presented.

     SECTION 9.08. Upon any sale of the mortgaged property under any of the provisions of this article, all bonds then outstanding, if not previously due, shall forthwith be and become due and payable.

     SECTION 9.09. The Company covenants that (a) in case default shall be made in the payment of any interest on any bond or bonds at any time outstanding hereunder and such default shall continue for a period of thirty
(30) days, or (b) in case default shall be made in the payment of the principal of any such bonds when the same shall have become payable, whether at the maturity of such bonds or by a declaration as authorized by this indenture or otherwise, --then, upon demand of the Trustee, the Company will pay the Trustee at its principal office, in the City of Chicago and State of Illinois, for the benefit of the holders of the bonds and coupons issued hereunder and then outstanding, the whole amount then due and payable on all such bonds and coupons, for interest or principal or both, as the case may be, with interest on the over-due principal and the over-due installments of interest at the highest rate borne by any bonds at the time outstanding hereunder, and in case the Company shall fail to pay the same forthwith upon such demand, the Trustee in its own name, and as trustee of an express trust, shall be entitled to recover judgment against the Company for the whole amount so due and unpaid.

     The Trustee shall be entitled to recover judgment as aforesaid either before or after or during the pendency of any proceedings for the enforcement of the lien of this indenture, and the right of the Trustee to recover such judgment shall not be affected by any entry or sale hereunder or by the exercise of any other right, power or remedy for the enforcement of the provisions of this indenture or the foreclosure of the lien hereof, and in the case of a sale of the mortgage property and of the application of the proceeds of sale to the payment of the indebtedness hereby secured, The Trustee in its own name, and as trustee of an express trust, shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid upon any and all of the bonds and coupons issued hereunder and then outstanding, for the benefit of the holders thereof, and shall be entitled to recover judgment for any portion of the indebtedness remaining unpaid, with interest as aforesaid. No recovery, of any such judgement by the Trustee nor any attachment or levy of execution under any such judgment upon the mortgaged property, or any part thereof, or upon any other property, shall in any manner or to any extent affect the lien of this indenture upon the mortgaged property, or any part thereof or any liens, rights, powers or remedies of the Trustee or the holders of the bonds, and coupons issued hereunder, but such liens, rights, powers and remedies shall continue unimpaired as before.

     The Trustee in its own name and as trustee of an express trust, shall also be entitled to make and/or file proof of debt or claim in any equity receivership, insolvency, liquidation, bankruptcy, proceedings for the relief of debtors, or other proceedings to which the Company shall be a party, for the whole amount of the indebtedness represented by the outstanding bonds and coupons, for interest or principal or both, as the case may be, and for all other sums then secured by or payable under this indenture, to do and perform all such acts and things as the Trustee may deem necessary or advisable in order to have any such debt or claim allowed in any such proceeding and to receive payment of or on account of any such debt or claim.

     Any moneys collected by the Trustee under this section shall be applied by the Trustee:

          First. To the payment of the costs and expenses of the proceeding resulting in the collection of such moneys, including counsel fees, and of the charges, expenses and liabilities incurred and all advances made, by the Trustee under this indenture or in executing any trust or power hereunder, as well as just and reasonable compensation for the services of the Trustee;
          Second. To the payment of the amounts then due and unpaid upon the bonds and coupons in respect whereof such moneys shall have been collected, ratably and without preference or priority of any kind (except as provided in Section 7.04 hereof), according to the amounts due and payable upon such bonds and coupons, respectively, at the date fixed by the Trustee for the distribution of such moneys, upon presentation of the several bonds and coupons and stamping such payment thereon if partly paid and upon surrender and cancellation thereof if fully paid; and
          Third. To the payment of the surplus, if any, to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

     All rights of action under this indenture or under any of the bonds or coupons, enforceable by the Trustee, may be enforced by the Trustee without the possession of any of the said bonds or coupons or the production thereof on any trial or other proceeding relative thereto.

     SECTION 9.10. No holder of any bond or coupon hereby secured shall have any right as such holder to institute any suit, action or proceeding in equity or at law, for the foreclosure of this indenture or for the execution of any trust hereof, or for the appointment of a receiver, or for any other remedy hereunder, or by reason hereof, all rights of action hereunder being vested exclusively in the Trustee, except in case of refusal or neglect of the Trustee to act after default and after request by the holders of twenty per cent (20%) in principal amount of the bonds outstanding hereunder and tender of indemnity satisfactory to the Trustee: provided, however, that nothing herein contained shall be deemed to prevent the holder of any bonds issued and outstanding hereunder on the maturity of any installment of interest or of principal from proceeding by judicial process on such bonds or the appertaining interest coupons, but not on this indenture, to collect the amount due thereon for principal and interest according to the terms thereof.

     SECTION 9.11. No remedy herein conferred upon or reserved to the Trustee is intended to be exclusive of any other remedy or remedies;but each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such default, or acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

     SECTION 9.12. If any covenant, agreement or waiver in this article or elsewhere in this indenture contained be forbidden by any pertinent law, or under any pertinent law be effective to render this indenture invalid or unenforceable or to impair the lien hereof, then each such covenant, agree-ment and waiver shall itself be, and is hereby declared to be, wholly inoperative and this indenture shall be construed as if the same were not included herein.

                                 ARTICLE TEN.

                              PARTIAL RELEASES.

     SECTION 10.01. Whenever the Company shall have sold or exchanged or contracted to sell or exchange any part or parts of the mortgaged property, the Trustee upon and in accordance with a written request of the Company, signed by its president and attested by its secretary, under its corporate seal, shall execute a release of such property; provided, however, that
          (a) This section shall not be construed to authorize the release of the mortgaged property as an entirety, or substantially as an entirety;
          (b) In the case of properties sold or contracted to be sold the same shall be for cash and/or for evidences of indebtedness secured by purchase money lien upon the property sold. The proceeds from the sale of any such property (or an amount in cash equivalent thereto) shall on or before delivery of the release of such property be deposited with the Trustee; provided, however, that if any property so sold shall be covered by any underlying mortgage the proceeds from the sale of such property may be deposited with the trustee under such underlying, mortgage to be held and applied in accordance with the provisions thereof, the Company hereby agreeing and directing that upon the satisfaction or release of such prior mortgage any such proceeds from the sale of the released property remaining in the possession or control of such mortgagee or trustee shall be forthwith paid to and deposited with the Trustee to be held and applied in accordance with the provisions of this section. Any evidences of indebtedness as aforesaid received by the Trustee shall be by it held under the provisions of this article. Unless the Company shall be in default hereunder interest collected by the Trustee shall upon receipt thereof be paid to the treasurer of the Company and principal shall, when received, be applied in like manner as cash proceeds of property released under the provisions of this article. The cash proceeds of the sale of any released property deposited with the Trustee under any of the provisions of this section shall constitute pledged funds hereunder and may be withdrawn under the provisions of Section 7.14 hereof for any of the purposes set forth in subparagraphs (b) and (c) of said
Section 7.14 in like manner as if such proceeds were insurance moneys;
          (c) In the case of property exchanged or contracted to be exchanged, the property acquired by the Company in exchange therefor shall be bondable property within the definition contained in Section 1.01 hereof, and shall forthwith upon such acquisition be and become subject to the lien of this indenture as a first lien thereon, subject only to current taxes and assessments and liens, charges and exceptions within the purview of Section
4.02 hereof, and there shall be delivered to the Trustee an opinion of counsel to the effect that such property is so subject; provided that if any property so exchanged to be subject to the lien of any underlying mortgage the property acquired may be likewise subjected to the lien of such mortgage;

     In the case of evidences of indebtedness delivered to the Trustee responsive to the provisions of subparagraph (b) of this section there shall be delivered to the Trustee an opinion of counsel to the effect that such evidences of indebtedness are secured by a valid purchase money lien upon the property against the release of which such evidences of indebtedness were delivered;

          (d) Every request of the Company for the release of mortgaged property under the provisions of this section shall be accompanied by a certified copy of a resolution or resolutions of the board of directors of the Company and a certificate of an engineer, showing the terms of the sale or exchange of the property to be released, and also showing that in the opinion of said board of directors and the said engineer (1) such property to be released is not necessary for the efficient conduct of the business of the
Company: (2) the proceeds realized or to be realized from the sale of the property to be released represent the full value thereof or that the value of the property received in exchange therefor is at least equal to that of the property to be released; (3) such sale or exchange is advisable from the standpoint of the Company, the Trustee and the holders of the bonds hereby secured; and (4) in the case of property exchanged, the property acquired or to be acquired is bondable property within the definition contained in
Section 1.01 hereof; provided, however, that if the aggregate value of the property to be released, as stated in the said resolution and certificate furnished in connection with the release thereof, is ten per cent (10%) or more of the aggregate principal amount of all bonds at the time outstanding hereunder, or if any part of the consideration to be received by the Company for the property to be released consists of property which, within six (6) months prior to the date of acquisition thereof by the Company, has been used or operated by a person or persons other than the Company, then the engineer signing such certificate shall be an independent engineer; and provided, further, that if the value of the property to be released shall in and by such resolution be stated to be less than five thousand dollars ($5,000), the sworn statement as to the facts aforesaid of a vice president or the treasurer of the Company or a person appointed by the Company and approved by the Trustee may be substituted for such certificate of an engineer.

     The aggregate principal amount of evidences of indebtedness at any time held by the Trustee hereunder and secured by purchase money liens on property released from the lien of this indenture shall never exceed fifteen per cent (15%) in principal amount of the bonds at the time issued and outstanding under this indenture, and the Trustee shall refuse to release any property upon the basis of evidences of indebtedness secured by purchase money lien on such property if, as a result of the acceptance of such evidences of indebtedness, the aggregate principal amount of such evidences of indebtedness then in the hands of the Trustee would be increased to an amount in excess of fifteen per cent (15%) in principal amount of the bonds then outstanding hereunder.

     In the event any underlying mortgage shall be outstanding, the Trustee may from time to time execute releases in respect of physical property subject to the lien of such underlying mortgage and of this indenture subordinate thereto upon exhibit to the Trustee of a release of the same property executed by the trustee or trustees under the underlying mortgage to which such property is subject, or in its absolute discretion may require compliance with the provisions of this section in respect of the release of such property.

     SECTION 10.02. The proceeds of any one release received by the Trustee under the provisions of Section 10.01 hereof, not exceeding five thousand dollars ($5,000), may be forthwith paid over to the treasurer of the Company, to be used for the purposes aforesaid and in due time, not exceeding ninety
(90) days after the date of such payment, accounted for to the Trustee, otherwise to be returned to the Trustee.

     The Trustee may in its discretion and at the expense of the Company require additional evidence in respect of any statement or representations filed or made responsive to the provisions of Section 10.01 hereof. The Trustee, however, shall be fully protected in acting upon the instruments made and filed responsive to said section.

     SECTION 10.03. In case any part or parts of the mortgaged property or any interest therein shall be taken under any condemnation or eminent domain proceedings, the net proceeds realized by the Company therefrom shall be treated in the same manner as though realized from a voluntary sale of such property under the provisions hereof.

     SECTION 10.04. In favor of every purchaser from the Company and of every person claiming any interest therein by, through or under it, every release of property from the lien of this indenture by the Trustee under the provi-sions of this article shall be valid, and no such purchaser or person need inquire as to the power or authority of the Trustee to give any such release or see to the application of the purchase money.

     SECTION 10.05. In case the mortgaged premises shall be in the possession of a receiver lawfully appointed, the powers in and by this article conferred upon the Company may be exercised by such receiver, with the approval of the Trustee, and if the Trustee shall be in possession of the mortgaged property under any provision of this indenture, then all the powers by this article conferred upon the Company may be exercised by the Trustee.

     SECTION 10.06. At any time when there is no default hereunder the Company, anything in this indenture to the contrary notwithstanding, may, free from the lien hereof, sell, exchange, or otherwise dispose of any materials or other movable property, including machinery, which may have become worn out, disused or undesirable for use; provided, however, that upon or before doing so the Company shall renew the same or substitute therefor other property suitable to its business and of equal or greater value, and shall subject such renewed or substituted property to the lien hereof.




                             ARTICLE ELEVEN.

                         CONCERNING THE TRUSTEE.

     SECTION 11.01. The Trustee hereby accepts the trusts imposed upon it by this indenture, but only upon and subject to the following express terms and conditions:

          (a) The Trustee in accepting the conveyance and assignment of the mortgaged property, whatever it may be, and whether under this indenture or some instrument supplemental hereto, acts solely as trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee arising by reason of such conveyance or transfer, shall look only to the trust estate for payment or satisfaction thereof. The Trustee may execute any of the trusts or powers hereof and perform any duties required of
it by or through attorneys, agents, receivers,  or   employees, and shall be
entitled to advice of counsel concerning all matters of trust hereof and its duties hereunder, and may in all cases pay such reasonable compensation as it shall deem proper to all such attorneys, agents, receivers and employees as may reasonably be employed in connection with the trusts hereof, and the Company covenants and agrees to repay upon demand all such outlays and expenditures so incurred, together with interest thereon at the rate of six per cent (6%) per annum from the date of any disbursement therefor.
          (b) The Trustee shall not be responsible for any recitals herein or in said bonds, or for insuring the mortgaged property or collecting any insurance moneys, or for the execution, validity, sufficiency, recording or registration of this indenture or of the lien intended to be created hereby, or for the filing or refiling of this indenture or of any supplemental in-denture or instrument of further assurance or for the validity thereof or for the affixing or cancellation of any revenue stamps, or for the sufficiency of the security for the bonds issued under or intended to be secured hereby, or for the value, validity, or title of any of the mortgaged property, or for the payment of or for keeping down taxes, charges, assessments or liens upon the same, or otherwise as to the maintenance of the security thereof, and the bearers or registered owners of all bonds issued hereunder or under any indenture supplemental hereto hereby release the Trustee of and from any and all liability and responsibility which may now or hereafter be imposed for its failure to act in respect to such matters. The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements hereof on the part of the Company; but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements aforesaid and as to the condition of the mortgaged property. The recitals and statements in this indenture and in said bonds and coupons contained shall be taken as statements by the Company and shall not be considered as made by or as imposing any obligation or liability upon the Trustee.
          (c) The Trustee shall not be accountable for the validity, sale, disposition or other use of any bonds authenticated or delivered hereunder or under any indenture supplemental hereto or of any of the proceeds of such bonds. Any money received by the Trustee under any provision of this indenture may be treated by it, until it is required to pay out the same conformably herewith, as a deposit without any liability for interest save such as it may agree to pay thereon. Holders of bonds and/or coupons shall not be entitled to interest on funds deposited for payment of such bonds and/or coupons. The Trustee or any company in which the Trustee may be interested, or any officer, stockholder, director, or agent of the Trustee or of any such company, in their respective individual or fiduciary capacities, may acquire, hold or dispose of bonds and coupons, and may engage in or be interested in any financial or other transaction with the Company or any corporation in which the Company may be interested, and may act as depositary or depositaries, trustee or trustees, agent or agents for any committee or body of holders of bonds or securities, whether or not issued hereunder, each with the same rights as though the Trustee were not trustee hereunder.
          (d) The Trustee shall be protected and shall incur no liability to anybody in acting upon any notice, request, resolution, consent, certificate, order, report, affidavit, letter telegram, bond, coupon or other instrument, paper or document believed by it to be genuine and correct and to have been signed, sent or presented by the proper person or persons, and in taking any action pursuant to any order, decree or judgement of any court in a proceeding purporting to be instituted under Chapter X of the Bankruptcy Act as the same may be amended from time to time, or any other proceeding, even though such action may be later determined to be invalid, and shall incur no liability for any such action. The Trustee shall not be bound to recognize any person as a holder of any bond or coupon or to take any action at his request unless such bond or coupon shall be deposited with the Trustee, or submitted to it for inspection. Any action taken by the Trustee pursuant to this indenture upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the owner of any bond secured hereby, shall be conclusive and binding upon all future owners of the same bond and upon bonds issued in exchange therefor or in place thereof.
          (e) The Trustee shall not be compelled to do any act hereunder, or to take any action toward the execution or enforcement of the trusts hereby created or to prosecute or to defend any suit in respect hereof unless indemnified to its satisfaction against loss, cost, liability and expense.
          (f) As to the existence or nonexistence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding the Trustee shall be entitled to rely upon a certificate of the Company signed by its president and attested by its treasurer or secretary as sufficient evidence of the facts therein contained, and shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may, in its discretion, at the reasonable expense of the Company in every case secure such further evidence as it may think necessary or advisable, but shall in no case be bound to secure the same. The Trustee may accept a certificate of the secretary of any corporation under its corporate seal, to the effect that a resolution in the form therein set forth has been adopted by the board of directors of said corporation, as conclusive evidence that said resolution has been duly adopted, and is in full force and effect. The Trustee may, except as herein otherwise provided, in relation to this indenture act upon the opinion or advice of any attorney, valuator, surveyor, engineer, accountant, or other expert, whether retained or selected by the Trustee, the Company, or otherwise, and shall not be responsible for any loss resulting from any action or nonaction in accordance with any such opinion or advice.
          (g) The Trustee shall not be liable for anything in connection herewith except for its own willful default and, without limiting the generality of the foregoing, shall not be liable for any action taken or omitted to be taken in good faith and believed by it to be within the discretion or power conferred upon it by this indenture, or be responsible for the consequences of any oversight or error of judgment, and shall be answerable only for its own defaults, and not for those of any person employed and selected with reasonable care.
          (h) The Trustee shall not be required to take notice or be deemed to have notice of any default hereunder unless the Trustee shall be specifically notified in writing of such default by the holders of at least five per cent (5%) in principal amount of the bonds hereby secured and then outstanding, and all notices or other instruments required by this indenture to be delivered to the Trustee must, in order to be effective, be delivered at the office of the Trustee.
          (i) The Trustee shall not be personally liable for any debts contracted or for damages to persons or to personal property injured or damaged, or for salaries or nonfulfillment of contracts during any period in which the Trustee may be in the possession of or manage the mortgaged property as in this indenture provided.
          (j) At any and all reasonable times, the Trustee and its duly authorized agents, attorneys, experts, engineers, accountants and representatives shall have the right fully to inspect any and all of the mortgaged property, and all books, papers and contracts of the Company, and to take such memoranda from and in regard thereto as may be desired, but shall have no duty to make any such inspection.
          (k) The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.
          (l) The Trustee shall not be required to authenticate any bonds, permit the withdrawal of any cash, release any property, or take any other action, if at the time there exists to its knowledge any default in respect of any of the covenants, agreements or provisions of this indenture.
          (m) The duties and obligations of the Trustee to the Company and to all others shall be determined solely by the express provisions of this indenture and no duty, obligation, or covenant shall be implied or read into this indenture against the Trustee. All questions or controversies as to the liability of the Trustee hereunder shall be governed by the laws of the State of Illinois, and no action, suit or any other legal proceeding against the Trustee shall be instituted or conducted in any other state or country, ex-cept with the written consent of the Trustee.
          (n) The Trustee may, but shall have no obligation to, construe any of the provisions of this indenture, in so far as the same may appear to be ambiguous or inconsistent with any other provisions hereof; and the Trustee may rely upon any such construction of any provision hereof made in good faith and upon advice of counsel.
          (o) Upon any application by the Company for the authentication and delivery of bonds, or for the taking of any other action provided for herein or in any indenture supplemental hereto, the resolutions, orders, receipts, certificates, statements or other instruments required by any of the provisions of this indenture or of any indenture supplemental hereto be delivered to the Trustee as a condition to the taking or permitting by it of such action may be received by the Trustee as conclusive evidence of all the facts and matters therein set forth, and in such case the Trustee shall be fully warranted, justified and protected in acting on the faith thereof, not only in respect of the facts but also in respect of the matters of opinion or judgment therein set forth; and before granting any such application, the Trustee shall not be bound to make any further investigation into the facts or matters stated in any such resolution, order, receipt, certificate, statement or other instrument, unless requested in writing so to do by the holders of not less than twenty per cent (20%) in principal amount of the bonds then outstanding hereunder, and furnished with adequate security and indemnity against the costs and expenses of such investigation; but it may do so in its discretion. If the Trustee shall determine or shall be requested, as aforesaid, to make such further investigation, it shall make or cause to be made such independent investigation as it may see fit, and it shall be either to examine the books, records and property of the Company, entitled personally or by agent or attorney; and in such case if satisfied of the truth and accuracy of the facts and matters stated in such resolution, order, receipt, certificate, statement or other instrument, and that such action is in accordance with the provisions of this indenture and of such supplemental indenture, it shall be obliged to take or permit to be taken the action so applied for. If after such investigation or other inquiry the Trustee shall determine to take or permit to be taken the action so applied for, it shall not be liable for any action by it taken or permitted to be taken in good faith. The reasonable expense of every such investigation shall be paid by the Company, or, if paid by the Trustee, shall be repaid by the Company upon demand, with interest at the rate of six per cent (6%) per annum.
          (p) The Trustee shall not be compelled to do any act or to make any payment hereunder or in respect hereof unless put in funds for the purpose. Wherever any provision is made herein for the payment of moneys by the Trustee, at any time, the Trustee shall in no event be liable to anyone beyond the amount of moneys deposited with it for any such purpose.
          (q) The Trustee shall be under no duty in respect of any tax which may be assessed against it or against the holders of bonds issued hereunder in respect of the bonds.

     SECTION 11.02. The Trustee shall have a first lien hereunder upon the mortgaged property for reasonable compensation, expenses, advances, liabilities, damages, and counsel fees, incurred in and about the execution of the trusts hereby created and the exercise and performance of the powers and duties of the Trustee hereunder and the cost and expense of defending the Trustee against any liability in the premises of any character whatsoever, other than liability arising from the negligence of the Trustee. The Company hereby covenants and agrees to pay unto the Trustee reasonable compensation for its services in the premises, to reimburse it for all advances, counsel fees and other expenses reasonably made or incurred by it, and to indemnify it and save it harmless against any and all liability and damage incurred in and about the execution of the trusts hereby created, together with interest thereon at the rate of six per cent (6%) per annum from the date of any disbursement therefor. The compensation of the Trustee shall not be limited to or by any provision of law in regard to the compensation of a trustee of an express trust.

     SECTION 11.03. The Trustee may at any time resign from the trust hereby created by giving thirty (30) days' written notice to the Company, and such resignation shall take effect at the end of said thirty (30) days, or upon the earlier appointment of a successor Trustee by the bondholders or by the Company. Such notice may be served personally or sent by registered mail.

     SECTION 11.04. The Trustee may be removed at any time by an instrument or concurrent instruments in writing, delivered to the Trustee, and to the Company, and signed by the holders of a majority in principal amount of the bonds hereby secured and then outstanding.

     SECTION 11.05. In case the Trustee hereunder shall resign or be removed, or be dissolved, or shall be in course of dissolution or liquidation or otherwise become incapable of acting hereunder, or in case the Trustee shall be taken under the control of any public officer or officers, or of a receiver appointed by any court, a successor may be appointed by the holders of a majority in principal amount of the bonds hereby secured and then outstanding by an instrument or concurrent instruments in writing, signed by such holders, or by their attorneys in fact, duly authorized; provided, nevertheless, that in case of any such event the Company by an instrument executed by order of its board of directors, and signed by its president and attested by its secretary, under its corporate seal, any appoint a temporary Trustee to fill such vacancy until a successor Trustee shall be appointed by the bondholders in the manner above provided; and any such temporary Trustee so appointed by the Company shall immediately and without further act be superseded by the Trustee so appointed by such bondholders. Every such successor or temporary Trustee shall be a trust company or bank in good standing, duly qualified to act as trustee hereunder, having a capital and surplus of not less than two million dollars ($2,000,000), if there be such a trust company or bank willing, qualified and able to accept the trust upon reasonable or customary terms.

     SECTION 11.06. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor, and also to the Company, an instrument in writing accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessor; but such predecessor shall, nevertheless, on the written request of the Company, or of its successor, execute and deliver an instrument transferring to such successor Trustee all the estate, properties, rights, powers, and trusts of such predecessor hereunder; and every predecessor Trustee shall deliver all securities and moneys held by it to its successor. Should any deed, conveyance or in-strument in writing from the Company be required by any successor Trustee for more fully and certainly vesting in such Trustee the estates, rights, powers and duties hereby vested or intended to be vested in the predecessor Trustee, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Company. The resignation of any Trustee and the instrument or instruments removing any Trustee and appointing a successor hereunder, together with all deeds, conveyances, and other instruments provided for in this article, shall, by and at the expense of the Company, be forthwith filed for record in each county wherein any part of the mortgaged properties is located.

     SECTION 11.07. Any corporation into which the Trustee or any successor to it in the trusts created by this indenture may be merged, or with which it or any successor to it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee or any successor to it shall be a party, shall be the successor Trustee under this indenture without the execution or filing of any paper or any other act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 11.08. The Trustee may raise and borrow money on the security of the mortgaged property, or any part thereof, for the purpose of paying off or discharging any mortgage or charge for the time being charged on the mortgaged property, or any part thereof, in priority to this indenture. The Trustee may raise and borrow such moneys as aforesaid at such rate of interest and generally on such terms and conditions as the Trustee shall think fit, and may secure the repayment of the moneys so raised or borrowed with interest on the same, by mortgaging or otherwise charging the mortgaged property, or any part thereof, in such manner and form as the Trustee shall think fit.

     SECTION 11.09. In case the Company shall fail seasonably to pay any tax, assessment or governmental or other charge upon any part of the mortgaged property, or shall fail to pay when due the principal or interest of any indebtedness secured by a lien prior to this indenture on any part of the mortgaged property, or to procure and maintain reasonable and proper insurance thereon as aforesaid, the Trustee may, but shall have no duty to, pay such tax, assessment or governmental charge or principal or interest, or procure and maintain such insurance, without prejudice, however, to any rights of the Trustee or the bondholders hereunder arising in consequence of such failure; and any amount at any time so paid under this section, with interest thereon from the date of payment at the highest rate borne by any bonds at the time outstanding hereunder, shall be repaid by the Company upon demand, and shall be secured by this indenture in preference and priority to the lien hereof for the security of the bonds issued and to be issued hereunder and the same shall be given a preference in payment over any of said bonds, and shall be first paid out of the proceeds of any sale of the mortgaged property, if not otherwise paid by the Company, but the Trustee shall be under no obligation to make any such payment unless indemnified to its satisfaction against the expense thereof or furnished with means therefor.

     SECTION 11.10. At any time or times, for the purpose of conforming to any legal requirements, restrictions or conditions in any State or jurisdiction in which any part of the mortgaged property then subject, or to become subject, to this adventure may be located, the Company and the Trustee shall have power to appoint, and, upon the request of the Trustee the Company shall for such purposes join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint another corporation or one or more persons approved by the Trustee either to act as separate trustee or trustees, or co-trustee or co-trustees jointly with the Trustee of all or any of the property subject to the lien hereof.
In the event that the Company shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the Trustee alone shall have power to make such appointment.

     Every separate trustee and every co-trustee, other than any trustee which may be appointed as successor to Harris Trust and Savings Bank, shall, to the extent permitted by law, but to such extent only, be appointed subject to the following provisions and conditions, namely:
          (1) The rights, powers, duties and obligations conferred or imposed upon trustees hereunder or any of them shall be conferred or imposed upon and exercised or performed by the Trustee, or the Trustee and such separate trustee or separate trustees or co-trustee or co-trustees jointly, as shall be provided in the supplemental indenture appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees;
          (2) The bonds secured hereby shall be authenticated and delivered, and all powers, duties, obligations and rights, conferred upon the Trustee in respect of the custody of all bonds and other securities and of all cash pledged or deposited hereunder, shall be exercised solely by Harris Trust and Savings Bank or its successor in the trust hereunder;
          (3) The Company and the Trustee, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any separate trustee or co-trustee appointed under this section or otherwise, and, upon the request of the Trustee, the Company shall, for such purpose, join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to make effective such resignation or removal. In the event that the Company shall not have joined in such action within fifteen (15) days after the receipt by it of a request so to do, the Trustee alone shall have power to accept such resignation or to remove any such separate trustee or co-trustee. A successor to a separate trustee or co-trustee so resigned or removed may be appointed in the manner provided in this Section; and
          (4) No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

     Any notice, request or other writing, by or on behalf of the holders of the bonds, delivered to Harris Trust and Savings Bank or its successors in the trusts hereunder, shall be deemed to have been delivered to all of the then separate trustees or co-trustees as effectually as if delivered to each of them. Every instrument appointing any trustee or trustees other than a successor to Harris Trust and Savings Bank shall refer to this indenture and the conditions in this article expressed, and upon the acceptance in writing by such separate trustee or trustees or co-trustee or co-trustees, he, they or it shall be vested with the estates or property specified in such instrument, either jointly with Harris Trust and Savings Bank or its successor, or separately, as may be provided therein, subject to all the trusts, conditions and provisions of this indenture; and every such instrument shall be filed with Harris Trust and Savings Bank or its successor in the trust hereunder. Any separate trustee or trustees, or any co-trustee or co-trustees, may at any time by an instrument in writing constitute Harris Trust and Savings Bank or its successor in the trust hereunder his, their or its agent or attorney-in-fact, with full power and authority, to the extent which may be permitted by law, to do any and all acts and things and exercise all discretion authorized or permitted by him, them or it, for and in behalf of him, then or it, and in his, their or its name. In case any separate trustee or trustees or co-trustee or co-trustees, or a successor to any of then, shall die, become incapable of acting, resign or be removed, all the estate, property, rights, powers, trusts, duties and obligations of said separate trustee or co-trustee, so far as permitted by law, shall be vested in and be exercised by Harris Trust and Savings Bank or its successor in the trust hereunder, without the appointment of a new trustee as successor to such separate trustee or co-trustee.

                               ARTICLE TWELVE.

                     EFFECT OF MERGER CONSOLIDATION, ETC.

     SECTION 12.01. Nothing in this indenture or any of the bonds contained shall prevent any merger or consolidation of the Company (either singly or with one or more other corporations) into or with, or any sale, conveyance, transfer or lease, subject to the lien of this indenture, of all the mortgaged property as, or substantially as, an entirety to, any corporation lawfully entitled to acquire or lease and operate the same; provided, however, and the Company covenants and agrees that, such consolidation, merger, sale, conveyance, transfer or lease shall be upon such terms as in no respect to impair the lien and security of this indenture or any of the rights or powers of the Trustee or of the bondholders hereunder; and provided, further, that any such lease shall contain a provision that, if any event of default described in Section 9.01 shall exist which such lease is made, or shall occur while it is in effect, such lease may be terminated at any time while such event of default exists, by the Trustee or by the purchaser of the property so leased at any sale hereunder; and provided, further, that in case the Company shall be merged or consolidated as aforesaid (either singly or with one or more other corporations) into or with any other corporation, or shall sell, convey or transfer as aforesaid to another corporation all the mortgaged property as, or substantially as, all entirety (but not in case of any lease) the corporation resulting from such merger or consolidation or into or with which the Company shall have been merged or consolidated or which shall have received a conveyance or transfer as aforesaid (such corporation being sometimes herein called the "successor corporation") shall, prior to or contemporaneously with such merger, consolidation, conveyance or transfer, execute, and promptly cause to be re-corded, a supplemental indenture to and with the Trustee, satisfactory to the Trustee, whereby the successor corporation shall assume and agree to pay duly and punctually the principal of and interest on the bonds issued hereunder in accordance with the provisions of said bonds and any coupons thereto appertaining and this indenture, and shall agree to perform and fulfill all the terms, covenants and conditions of this indenture binding upon the Company.

     SECTION 12.02. Upon the execution by any successor corporation of the supplemental indenture provided for in Section 12.01, such successor corporation shall thereupon succeed to the Company with the same effect as if it had been named herein as the mortgagor company and in the bonds and coupons as the obligor thereon or maker thereof, and the successor corporation may thereupon use any bonds theretofore executed by the Company or any intermediate successor corporation and may cause to be signed, issued and delivered either in its own name or in the name of The Lincoln Telephone and Telegraph Company or in the name of any intermediate successor corporation any or all such bonds which shall not theretofore have been signed by the Company or any intermediate successor corporation and authenticated by the Trustee; and upon the application of the successor corporation in lieu of the Company, and subject to all the terms, conditions and restrictions in this indenture prescribed with respect to the authentication and delivery of bonds, the Trustee shall authenticate and de-liver any of such bonds which shall have been previously signed and delivered by the officers of the Company or any intermediate successor corporation to the Trustee for authentication, and any of such bonds which the successor corporation shall thereafter, in accordance with the provisions of this indenture, cause to be signed by its appropriate officers and delivered to the Trustee for such purpose. All the bonds so issued shall in all respects have the same legal rank and security as the bonds theretofore or thereafter issued in accordance with the terms of this indenture as though all of said bonds had been issued at the date of the execution hereof.

     SECTION 12.03. In respect of property owned by the Company at the time of any consolidation, merger, sale, conveyance or transfer as provided in
Section 12.01, and substitutions, replacements, accessions, additions, alterations, improvements, betterments, developments, extensions and enlargements thereto subsequently made, constructed or acquired, the rights and duties of the successor corporation hereunder shall be the same as the rights and duties of the Company would have been had such consolidation, merger, sale, conveyance or transfer not taken place.

     SECTION 12.04. In respect of property at the time of such consolidation, merger, sale, conveyance or transfer owned by the successor corporation, and/or owned by any other corporation or corporation merged or consolidated into or with, or the property of other corporations which is conveyed or transferred to, such successor corporation, and/or of property thereafter acquired by the successor corporation, except said substitutions, replacements, accessions, additions, alterations, improvements, betterments, developments, extensions and enlargements to, of or upon the property owned by the Company referred to in Section 12.03, this indenture or the supplemental indenture to be recorded as above provided in Section 12.01 shall not become or be a lien upon any of such property except so much thereof as shall be subjected to the lien hereof by supplemental indenture, duly executed, subject, however, to the provisions of Section 12.01. Such supplemental indenture may, but need not necessarily, form one and the same instrument with the supplemental indenture provided for in said Section
12.01. Nothing herein shall be construed to prevent such supplemental indenture, at the option of the Company or the successor corporation, from subjecting to the lien hereof all or any part of the property of such successor corporation then owned or thereafter acquired.

     SECTION 12.05. In case any other corporation or corporations shall be merged or consolidated into or with the Company under such circumstances that the corporate identity of the Company is not changed, the rights and duties of the Company, with respect to the property owned by such other corporation or corporations at the time of such merger or consolidation which is acquired by the Company by virtue of the merger or consolidation and charged to its fixed property accounts, shall be the same as if such property had been acquired by the Company by purchase and charged to its fixed property accounts as of the date of such merger or consolidation.

     SECTION 12.06 The Company covenants that if bonds at any time be issued in any new name the Company will provide for the stamping or for the exchange of any bonds previously issued for bonds of the same tenor and amounts issued in any such new name, at the option of the holders and without expense to them, and the Trustee shall also do such acts as may be necessary on its part to that end, including authentication of the Bonds so to be issued in exchange.
     SECTION 12.07. In case of any such consolidation, merger, sale, conveyance, transfer or lease the Trustee shall be furnished with an opinion of counsel, which opinion the Trustee may receive as conclusive evidence that the applicable provisions of Sections 12.01 to 12.04, inclusive, or any of them, have been complied with or that any supplemental indenture made under any of said sections of this Article Twelve complies with the conditions and provisions hereof.

                              ARTICLE THIRTEEN.

                          MISCELLANEOUS PROVISIONS.

     SECTION 13.01. Unless default shall have been made in the due and punctual payment of the principal or interest of the bonds hereby secured, or of some part thereof, or in the due and punctual performance and observance of some covenant, condition, agreement or undertaking herein contained, and unless such default shall have continued beyond the period of grace, if any, hereinbefore provided in respect thereof, the Company shall be suffered and permitted to retain actual possession and control of all the mortgaged property, and to manage, operate and use the same and every part thereof, with the rights and franchises appertaining thereto, and to collect, receive, take, use and enjoy the tolls, earnings, income, rents, issues and profits thereof.

     SECTION 13.02. When all of the bonds and coupons hereby secured shall have been paid or redeemed or the Company shall have provided for such payment or redemption by depositing in cash with the Trustee the entire amount necessary for such payment or redemption, and shall also have paid, or caused to be paid, all sums accrued and payable hereunder by the Company, then and in that case, all the mortgaged property shall revert to the Company, and the estate, rights, title and interest of the Trustee in respect thereof shall thereupon cease, determine and become void, and the Trustee shall pay all moneys then held by it hereunder, except any moneys deposited for the payment or redemption of bonds outstanding hereunder, and/or for the payment of interest on any such bonds, to the Company, and shall deliver to the Company all securities pledged by it hereunder and then held by the Trustee, and the Trustee in such case, upon payment of all proper charges and upon the cancellation of all bonds and coupons for the payment of which cash shall not have been deposited in accordance with the provisions of this indenture, shall, upon request, execute, acknowledge and deliver proper instruments acknowledging satisfaction of this indenture. Cash deposited for the payment of bonds and coupons under the provisions of this indenture shall be held by the Trustee as a special trust fund for account of the holder or holders of said bonds and coupons, and be applied to the payment of such bonds and coupons upon presentation and surrender thereof. After the deposit of such cash as aforesaid such bonds and coupons shall not be entitled to any benefit of or from this indenture. Upon the expiration of a period of ten
(10) years from and after the date of deposit thereof, all cash deposited by the Company with the Trustee under the provisions of this section and not disbursed by the Trustee in payment of bonds and coupons shall be by the Trustee. paid over to the Company and thereafter the Trustee shall be under no duty or obligation whatsoever in respect of the bonds and coupons not theretofore presented to it and paid, and the holders of such bonds and coupons shall be entitled to look only to the Company for payment thereof.
     SECTION 13.03. No recourse under or upon any obligation, covenant or agreement contained in this indenture or in any bond or coupon, or under or upon any indebtedness hereby secured, or because of the creation of any indebtedness hereby secured, shall be had against any incorporator or past, present or future stockholder, officer or director as such of the Company, or of any predecessor or successor corporation, either directly or through the Company, by the enforcement of any assessment, or through any receiver, assignee or trustee in bankruptcy, or by any other legal or equitable proceedings, or on the ground of any representation, implication or inference arising from or concerning the capitalization of the Company, or of any predecessor, assignee, grantee, or successor company, or otherwise, and whether by virtue of any statute, constitution, contract, express or implied, rule of law, or otherwise, it being expressly agreed and understood that this indenture and the obligations hereby secured are solely corporate obligations, and that no personal liability whatever shall attach to or, be incurred by, the incorporators or past, present or future stockholders, officers or directors as such of the Company, or of any predecessor or successor company, or any of them, because of the incurring of the in-debtedness hereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in this indenture or in any of the bonds or coupons, or to be implied therefrom; and that any and all personal liability of every name and nature, and any and all rights and claims against every such incorporator and past, present or future stockholder, officer or director, as such, whether arising at common law or in equity, or created or to be created by statute or constitution, are hereby expressly released and waived as a condition of, and as a part of the consideration for, the execution of this indenture and the issue of bonds and interest obligations hereby secured; provided that nothing herein shall release any liability arising out of any unlawful abstraction or diminution of the assets of the Company.

     SECTION 13.04. Nothing expressed or mentioned in or to be implied from this indenture, or the bonds issued hereunder, is intended or shall be construed to give to any person or corporation, other than the parties hereto and the holders of the bonds and coupons secured by this indenture, and legal or equitable right, remedy or claim under or in respect of this indenture, or any covenants, conditions and provisions herein contained, this indenture and all the covenants, conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and the holders of the bonds and coupons hereby secured as herein provided.

     SECTION 13.05. From time to time the holders of seventy-five per cent (75%) in principal amount of all the bonds hereby secured and at the time being outstanding (exclusive of bonds disqualified by reason of the Company's interest therein), by an instrument or instruments in writing signed by such holders and filed with the Trustee, shall, subject to the provisions hereinafter set forth, have power to assent to and authorize any modification of any of the provisions of this indenture or of any indenture supplemental hereto that shall be proposed by the Company; and any action herein authorized to be taken with the assent or authority given as aforesaid of the holders of seventy-five per cent (75%) in principal amount of the bonds hereby secured and at the time being outstanding shall be binding upon the holders of all of the bonds hereby secured and upon the Trustee, as fully as though such action were specifically and expressly authorized by the terms of this indenture; provided, always, that, without the written approval or consent of the holders of each bond affected thereby, (a) the date of maturity of no bond shall be extended nor the rate of interest thereon reduced nor the time for the payment of such interest extended nor the principal thereof reduced nor any premium payable on redemption thereof reduced, and (b) no such modification shall deprive the holder of any bond of the benefit of the lien of this indenture for the security of such bond, and
(c) no such modification shall reduce the percentage of the principal amount of the bonds the assent and authorization of the holders of which are necessary to the making of modifications as herein set forth; and provided, further, that no waiver or modification of any right which shall have been specifically provided in respect of any particular series of bonds shall be effective unless assented to by the holders of seventy-five per cent (75%) in principal amount of the bonds of such particular series (exclusive of bonds of such series disqualified by reason of the Company's interest therein).
Any modification of the provisions of this indenture so made as aforesaid shall be set forth in a supplemental indenture between the Company and the Trustee, which shall, if deemed advisable by counsel, be recorded in the same manner as this indenture. For the purposes of this section, bonds shall be deemed to be affected by any modification if such modification adversely affects or diminishes the rights of the holders of such bonds against the Company or against the mortgaged property. For the purposes of this section, the Company shall be deemed to have a disqualifying interest in all bonds owned or controlled, directly or indirectly, by the Company or by any corporation which directly or indirectly controls the Company or is directly or indirectly controlled by the Company or by any corporation which is under direct or indirect common control with the Company.

     SECTION 13.06. Without prejudice to the provisions of Section 13.05 hereof or to any other provision of this indenture and without compliance with any of the provisions of said Section 13.05, the Company may from time to time by a supplemental indenture executed by the Company pursuant to a resolution of its board of directors and by the Trustee, and, if deemed advisable by counsel, recorded in like manner as this indenture:

          (a) Impose upon the Company conditions or restrictions additional to, but not in diminution of, those contained in this indenture or in any indenture supplemental hereto respecting the issuance of additional bonds, the release of property from the lien of this indenture and/or the application of the proceeds of insurance moneys and/or the proceeds of released property; and/or

          (b) Undertake covenants additional to but not inconsistent with those contained in this indenture, cure any ambiguity, or cure, correct or supplement any defective or inconsistent provision contained herein or in any indenture supplemental hereto; and/or

          (c) Amend this indenture to the extent necessary to bring the same into compliance with the mandatory provisions of, and to permit the same to be qualified under, the Trust Indenture Act of 1939.

     SECTION 13.07. From and after the execution of any supplemental indenture in accordance with the provisions of Section 2.05, Section 13.05 or
Section 13.06 hereof the covenants and provisions contained therein shall be deemed a part of this indenture and shall bind and benefit the Company, the Trustee and the bondholders as effectually as the covenants and provisions contained in this indenture at the time of its execution, and the Trustee and the bondholders shall have the same remedies for a breach thereof as are provided in respect of a breach of the provisions and covenants now contained in this indenture.

     SECTION 13.08. Any request, direction or other instrument required by this indenture to be signed and executed by the bondholders may be in any number of concurrent writings of similar tenor and may be signed or executed by such bondholders in person or by agent appointed in writing. Proof of the execution of any such agent, direction or other instrument or of the writing appointing any such request and of the ownership of bonds, if trade in the following manner, shall be sufficient for any of the purposes of this indenture, and shall be conclusive in favor of the Trustee with regard to any action taken by it under such request or other instrument, namely:

          (a) The fact and date of the execution by any person of any such writing may be proved by the certificate of any officer in any jurisdiction who by laws has power to take acknowledgements of deeds within such jurisdiction, that the person signing such writing acknowledged before him the execution thereof, or by an affidavit of any witness to such execution;

          (b) The fact of the holding by any person of bonds and/or coupons transferable by delivery and the amounts and numbers thereof, and the date of the holding of the same, may be proved by a certificate executed by any trust company, bank or bankers (wherever situated) stating that at the date thereof the person named therein did exhibit to an officer of such trust company or bank or to such bankers as the property of such person the bonds and/or coupons therein mentioned, if such certificate shall be deemed by the Trustee to be satisfactory.

     The ownership of registered bonds shall be proved by the register of such bonds.

     The Trustee shall not be bound to recognize any person as a bondholder unless and until his title to the bonds held by him is proved in the manner in this Section 13.08 provided.

     Any request, consent or waiver of the holder of any bond shall bind all future holders of the same bond in respect of anything done or suffered by the Company or the Trustee in pursuance thereof.
     SECTION 13.09. All of the conveyances, stipulations, promises, undertakings and agreements herein contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

     SECTION 13.10. The amount of obligations forthwith to be issued hereunder is three million five hundred thousand dollars ($3,500,000).

     IN WITNESS WHEREOF, the party of the first part has caused its corporate name to be hereunto subscribed by its president or by one of its vice presidents, and its corporate seal to be hereto affixed and said seal to be attested and this indenture to be countersigned by its secretary or by one of its assistant secretaries, and said Harris Trust and Savings Bank, to evidence its acceptance of the trusts hereby created and vested in it, has caused its corporate name to be hereto subscribed by one of its vice presidents, and its corporate seal to be hereto affixed and said seal to be attested and this indenture to be countersigned by its secretary or by one of its assistant secretaries, all as of the first day of January, 1946, but actually on this 4th day of February, 1946.

                                   THE LINCOLN TELEPHONE AND TELEGRAPH
                                     COMPANY,

                                        By FRANK H. WOODS,
(Corporate Seal)                                        President.
Attested:
Countersigned:
       H.W. Potter,
            Secretary.

Witnesses to the execution hereof by
  The Lincoln Telephone and Tele-
      graph Company:
            GUY O. SEATON,
            F.J. BETTENHAUSEN.




















                      HARRIS TRUST AND SAVINGS BANK,

                             BY LYNN LLOYD,

(CORPORATE SEAL)                                           Vice-President.
Attested:
Countersigned:
    G. A. GLOW,
          Assistant Secretary

Witnesses to the execution hereof by
    Harris Trust and Savings Bank:
          G. N. ASKEW,
          LOUIS CHRISTIN


     Three thousand eight hundred fifty dollars ($3,850) United States internal revenue documentary stamps, denoting payment of tax on three million five hundred thousand dollars ($3,500,000) bonds issued under this indenture, are affixed to an executed original of this indenture on file with Harris Trust and Savings Bank, Trustee, and have been duly canceled in accordance with law.
































State of Nebraska,
County of Lancaster.     ss.


     On this 4th day of February, 1946, before me, a notary public in and for the said County, in the State aforesaid, personally appeared Frank H. Woods and H. W. Potter, who are known to me to be the president and the secretary, respectively, of The Lincoln Telephone and Telegraph Company, one of the corporations described in and which executed the foregoing instrument, and who are personally known to me to be the persons who, as such officers, executed the foregoing instrument in the name and behalf of said corporation, and acknowledged that the seal affixed to said instrument is the corporate seal of said corporation, and that they signed, sealed and delivered the said instrument in the name and behalf of said corporation by authority of its stockholders and board of directors, and then and there acknowledged the execution of said instrument to be their voluntary act and deed and the voluntary act and deed of said The Lincoln Telephone and Telegraph Company.

     WITNESS my hand and notarial seal the date last above written.


                                             M. W. FRANKLIN,
                                        Notary Public, Lancaster
(NOTARIAL SEAL)                             County, Nebraska.

     My commission expires April 2, 1948.




























STATE OF ILLINOIS,
COUNTY OF COOK.      ss.



     On this 5th day of February, 1946, before me, a notary public in and for the said County, in the State aforesaid, personally appeared Lynn Lloyd and
G. A. Glow, who are known to me to be a vice president and an assistant secretary, respectively, of Harris Trust and Savings Bank, one of the corporations described in and which executed the foregoing, instrument, and who are personally known to me to be the persons who, as such officers, executed the foregoing instrument in the name and behalf of said corporation, and acknowledged that the seal affixed to said instrument is the corporate seal of said corporation, and that they signed, sealed and delivered the said instrument in the name and behalf of said corporation by authority of its board of directors, and then and there acknowledged the execution of said instrument to be their voluntary act and deed and the voluntary act and deed of said Harris Trust and Savings Bank.

     WITNESS my hand and notarial seal the date last above written.

                                                  H. O. PALM
                                          Notary Public, Cook County
(Notarial Seal)                                    Illinois.

     My commission expires September 18, 1948.